Exhibit 10.27

PURCHASE AND SALE AGREEMENT
(AAAAA Rent-A-Space)

THIS PURCHASE AND SALE AGREEMENT (“Agreement”) is made and entered into the 8th day of December, 2006 (hereinafter the “Effective Date”), by, between, and among those entities identified as sellers on the signature pages of this Agreement, (each a “Seller”, and collectively “Sellers”) and EXTRA SPACE STORAGE LLC, a Delaware limited liability company (“Purchaser”).

R E C I T A L S:

A.            Each of the Sellers operates and owns either fee title to, or a leasehold estate pursuant to the Ground Leases (hereinbelow defined) in, one or more of the following self storage facilities listed on Exhibit “A” (each a “Property” and collectively the “Properties”).  Each of the Properties are more fully described on Exhibit “A-1” through “A-14”, inclusive”.

B.            Purchaser desires to purchase all of Sellers’ right, title, and interest in and to the Properties from Sellers in their as-is, where-is condition and subject to the terms and conditions of this Agreement, Sellers are willing to sell to Purchaser all of Sellers’ right, title, and interest in and to the Properties.

NOW, THEREFORE, for and in consideration of the mutual covenants set forth in this Agreement, the receipt and sufficiency of which are hereby acknowledged by the parties to this Agreement, the parties to this Agreement do hereby agree as follows:

1.             Agreement of Sale.  Subject to, and on the terms and conditions herein set forth, Sellers hereby agree to sell to Purchaser all of Sellers’ right, title, and interest in and to the Properties and Purchaser agrees to purchase from Sellers all of Sellers’ right, title, and interest in and to the Properties.  Subject to any provision contained herein that expressly permits the termination of this Agreement as to a particular Property, Purchaser expressly acknowledges and agrees that Purchaser has no right to purchase and Sellers have no obligation to sell, less than all of the Properties, it being the express agreement and understanding of Purchaser and Sellers that, as a material inducement to Purchaser and Sellers to enter into this Agreement, Purchaser has agreed to purchase, and Sellers have agreed to sell, all of the Properties in accordance with the terms and conditions hereof.

2.             Property Description.

A.            Subject to the provisions of this Section 2, each Property includes all of the right, title and interest of the applicable Seller in and to (i) all buildings, structures, fixtures, easements, rights of way and improvements located thereon or appurtenant thereto (collectively, the “Improvements”), (ii) the Personal Property (hereinafter defined), (ii) the Intangible Personal (hereinafter defined), (iii) the Leases (hereinafter defined), (iv) the Designated Contracts (hereinafter defined), (v) the Security Deposits (hereinafter defined) and the Ground Leases (hereinafter defined).  In addition, the Kapolei Property (as defined on Exhibit “A” also includes all of the right, title, and interest of AAAAA Maui in and to that certain loan described more fully in the Kapolei Ground Lease (as defined on Exhibit “A”) and the letter agreement attached hereto as Exhibit “B” (hereinafter the “Kapolei Loan”).  Notwithstanding anything to the contrary in the preceding sentence, the term “Property” shall not include any of the Excluded Property (hereinafter defined) with respect to any of the Properties.

B.            For purposes of this Agreement “Personal Property “ means, as to each Property, all fixtures, furniture, carpeting, draperies, appliances, building supplies, equipment, machinery, inventory and other tangible items of personal property which are owned by the Seller of such Property and presently affixed, attached to, placed or situated upon such Property and/or used exclusively in connection with the ownership, operation and occupancy of such Property.

C.            For purposes of this Agreement, “Intangible Property” means, as to each Property, all assignable intangible personal property, if any, now or through the date of Closing owned by the Seller of such Property and arising out of or in connection with such Seller’s ownership of such Property and the Personal Property, including (to the extent any such items exist): (i) such Seller’s rights to use all plans, specifications and drawings relating to the Improvements located on such Property (subject to the rights of the parties who prepared the same), (ii) transferable licenses, permits and certificates of occupancy issued by governmental authorities relating to the use, maintenance, occupancy and/or operation of such Property and the Personal Property, and (iii) any presently effective and assignable warranties and guaranties with respect to such Property.

D.            For purposes of this Agreement, “Leases” means, as to each Property, all leases and rental agreements (other than the Ground Leases) now or hereafter entered into for occupancy of space within the improvements or other portions of such Property.

E.             For purposes of this Agreement, “Designated Contracts” means, as to each Property, all Contracts (hereinafter defined) which Purchaser chooses to have assigned to Purchaser pursuant to Section 8.D, below.  Designated Contracts also includes any such contracts hereafter approved by Purchaser pursuant to the provisions of Section 12.C below.

F.             For purposes of this Agreement, “Security Deposits” means, as to each Property, all security deposits of tenants under Leases (“Tenants”), if any, which as of the Closing Date have not been applied by Seller in accordance with the terms of the applicable Leases.

G.            For purposes of this Agreement, “Ground Leases” means: the Berkeley II Ground Lease, the Castro Valley Ground Lease, the Kapolei Ground Lease, and the San Pablo Ground Lease, each as defined on Exhibit “A”.

H.            For purposes of this Agreement, “Excluded Property” means: (i) any bank accounts of any Seller, (ii) any motor vehicles or aircraft owned by any Seller, (iii) any business forms, employee training manuals, proprietary Seller software and other intellectual property owned and used by any of the Sellers in the operation of a self storage business at any of the Properties, (iv) except as provided in Section 22 below, the right to use the name “AAAAA Rent-A-Space”, (v) any operating accounts, replacement or reserve accounts or other accounts maintained by or on behalf of Seller or Seller’s affiliates with respect to the Properties, excepting however, reserve accounts under the Third Party Loans that are assumed by Purchaser, which reserve accounts shall be assigned by Seller to Purchaser at closing of the applicable Property; (vi) any refundable cash or other security deposits or any bonds posted by or on behalf of Seller with any governmental authorities, utilities or other parties, other than those for which an adjustment is made pursuant to Section 11, below; (vii) subject to any obligation of Seller to remit such refunds to Tenants, any refunds of real estate taxes and assessments, personal property taxes and similar payments attributable to the period prior to the applicable Closing (provided, however, any refunds for the fiscal tax year in which the Closing occurs shall be prorated in accordance with Section 11, below); (viii) subject to Section 13, below, any claims under Seller’s insurance policies; and (ix) Seller’s agreements with any of Seller’s on-site property managers.

3.             Purchase Price.  The “Purchase Price” to be paid by Purchaser to Sellers for the Properties shall be a sum equal to the aggregate of ONE HUNDRED FIFTY MILLION TWO HUNDRED THOUSAND AND NO/100 DOLLARS ($150,200,000.00).  The portion of the Purchase Price allocated to each Property, which shall be paid at Closing to the Seller of such Property pursuant to Section 11.A, below, is set forth on Exhibit “C” attached hereto (with respect to each Property, such portion of the Purchase Price so allocated to such Property as aforesaid, shall hereinafter be referred to as the “Allocated Purchase Price”).  The Purchase Price shall be paid by Purchaser at Closing (defined below) as follows: (i) Assumption of the aggregate outstanding balance of unpaid principal on the Third Party Loans (defined below) owing as of the Closing Date (which amount shall be credited to the Purchase Price at Closing), the current balances owing with respect to the Third Party Loans are estimated to be approximately $16,580,243.00; plus (ii) Payment of the aggregate outstanding balance of the Prepaid Loans (defined below) (including unpaid principal and interest and any related charges and other fees and expenses, but specifically not including any prepayment fees or penalties payable with respect to the any Prepaid Loan) owing as of the Closing (which aggregate amount shall be credited to the Purchase Price at Closing; provided, however, that any prepayment fees or penalties payable with respect to the prepayment of an Prepaid Loan shall not be a credit towards the Purchase Price), the current balances owing with respect to the Third Party Loans are estimated to be approximately $2,785,030; plus (iii) cash or other immediately available funds for the balance of the Purchase Price, which amount is estimated to be approximately $130,834,727.  At the Closing, Purchaser shall, subject to the requirements of Section 4 below, assume the Third Party Loans.  As used herein, the terms “Third Party Loans” and “Prepaid Loans” shall mean the loans identified as such on the attached Exhibit “D”.  Each Property that is security for a Third Party Loan is hereinafter referred to as a “Third Party Loan Property” and all of the Properties that are security for a Third Party Loan are hereinafter collectively referred to as the “Third Party Loan Properties”.

4.             Assumption of Third Party Loans.

A.            The obligations of Sellers and Purchaser under this Agreement shall be subject to the following:

(i)            Purchaser’s approval of each of the Third Party Loans, including, but not limited to, Purchaser’s approval of the amount, interest rate, payment schedule, repayment term and other terms of each Third Party Loan and the form of the documents evidencing and or securing each Third Party Loan, including, but not limited to, any guarantees of each Third Party Loan (hereinafter collectively the “Third Party Loan Documents”), which approvals shall be in Purchaser’s sole and absolute discretion.  If Purchaser delivers the Approval Notice (hereinbelow defined), Purchaser will be deemed to have irrevocably approved each Third Party Loan and the Third Party Loan Documents.

(ii)           Each Third Party Lender and each loan servicer of a Third Party Loan (if any) consenting to the transaction which is the subject of this Agreement and Purchaser’s assumption of each Third Party Loan, all on terms that are reasonably acceptable to Purchaser (the “Lender Conditions”).  Seller has informed Purchaser that KN Productions, Inc. (hereinafter the “Seller Guarantor”) has executed an Indemnity and Guaranty Agreement with respect to each of the Third Party Loans and that each such Third Party Lender may require Purchaser to provide a financially responsible person to provide a similar guaranty and indemnity with respect to such Third Party Lender’s Third Party Loan (hereinafter a “Replacement Guarantor”).  Purchaser agrees to offer a Replacement Guarantor who shall, in Purchaser’s reasonable determination, satisfy the financial conditions required to be maintained by the applicable Seller Guarantor pursuant to the Third Party Loan Documents; provided, however, that the parties acknowledge that Purchaser may, at Purchaser’s option, require that the assumption and/or guaranties of the Third Party Loans be provided by, one or more affiliates of Purchaser who satisfy the foregoing criteria.  In the event that the Third Party Loan Documents do not specify financial conditions required to be maintained by the applicable Seller Guarantor, then, in the event so required by the applicable Third Party Lender, Purchaser agrees to offer a Replacement Guarantor who shall have a minimum net worth of at least $100,000,000.00.  Notwithstanding the foregoing, in no event shall Purchaser be required to approve any Lender Conditions which require Purchaser or any affiliate of Purchaser to execute any guaranties or to incur any obligations with respect to a Third Party Loan which are materially more onerous or burdensome than the guaranties and/or obligations undertaken by the applicable Seller or such Seller’s affiliates (including, but not limited to, the Seller Guarantor) under the applicable Third Party Loan.

B.            Promptly after the Effective Date, Purchaser and Sellers shall apply to each Third Party Lender and servicer of a Third Party Loan for such Third Party Lender and servicer’s consent to the transaction which is the subject of this Agreement and Purchaser’s assumption of such Third Party Loan in accordance with Lender Conditions that area reasonably acceptable to Purchaser.  Sellers and Purchaser each agree to use commercially reasonable efforts to cooperate with each other and with each Third Party Lender and servicer in seeking such approval and consent and in responding to the reasonable requests of such Third Party Lender and/or servicer.  Notwithstanding anything to the contrary contained herein, provided that Sellers and Purchaser shall have satisfied their respective obligations under this Section, the failure of a Third Party Lender to approve the assignment and assumption of a Third Party Loan by the expiration of the Due Diligence Period shall not constitute a default by either Seller or Purchaser.

C.            Notwithstanding anything to the contrary in this Agreement, if at the expiration of the Due Diligence Period (1) any Third Party Lender and/or the servicer of such Third Party Lender’s Third Party Loan has not consented to the transaction which is the subject of this Agreement and to Purchaser’s assumption of such Third Party Loan in accordance with Lender Conditions that are reasonably acceptable to Purchaser and (2) Purchaser gives Sellers an Approval Notice in accordance with the provisions of Section 8.H below, the following provisions of this Section 4.C shall apply:

(i)            Purchaser may, by written notice to Sellers given either concurrently with the giving of the Approval Notice or at any time after the giving of a notice pursuant to Section 4.C(ii) below with respect to such Third Party Loan, elect to waive the condition that such Third Party Lender and servicer consent to the transaction which is the subject of this Agreement and to Purchaser’s assumption of the such Third Party Loan and proceed to Closing, in which event, the provisions of Section 16.C below shall apply to such Third Party Loan, or

(ii)           Purchaser may, by written notice to Sellers given concurrently with the giving of the Approval Notice, elect to proceed to the Closing with respect to all of the Properties other than one or more of the Third Party Loan Properties with respect to which Purchaser has not received such consent, in which event, Purchaser and Seller shall continue to seek the consent of such Third Party Lender and/or the servicer of such Third Party Lender’s Third Party Loan to the transaction which is the subject of this Agreement and Purchaser’s assumption of such Third Party Loan in accordance with the provisions of Section 4.B above and the provisions of Sections 4.D and 11.H below shall apply to the Third Party Loan Property which secures such Third Party Loan.

If at the expiration of the Due Diligence Period more than one Third Party Lender and/or the servicer of such Third Party Lender’s Third Party Loan have not consented to the transaction which is the subject of this Agreement and Purchaser’s assumption of such Third Party Loan, Purchaser may, in Purchaser’s sole discretion, make a different election with respect to each such Third Party Loan.

D.            As to each Third Party Loan with respect to which Purchaser has made an election pursuant to Section 4.C(ii) above, upon Third Party Lender’s approval of Purchaser’s assumption of the Third Party Loan in accordance with Lender Conditions which are reasonably acceptable to Purchaser, Seller and Purchaser agree to execute such documentation as may be reasonably required by Third Party Lender pursuant to and in accordance with the terms of the Third Party Loan Documents and such Lender Conditions and to take all other steps reasonably necessary to promptly Close the loan assumption and Purchaser’s acquisition of the Third Party Loan Property which secures such Third Party Loan as soon as reasonably possible, but in no event later than the tenth (10th) business day after the Lender shall have approved such loan assumption, the completion of which shall include such Third Party Lender’s release of Seller and each Seller Guarantor from future liability with respect to the Third Party Loan.

E.             If Purchaser initially makes an election pursuant to Section 4.C(ii) above with respect to a Third Party Loan and thereafter makes an election pursuant to Section 4.C(i) above with respect to such Third Party Loan, the Closing with respect to Purchaser’s acquisition of the Third Party Loan Property that secures such Third Party Loan shall occur as soon as reasonably possible after the date on which Purchaser gives Sellers written notice of Purchaser’s election pursuant to Section 4.C(i) above with respect to such Third Party Loan, but in no event later than ten (10) business days after the giving of such written notice.

F.             Concurrently with the Closing of the assumption of the Third Party Loan and provided the applicable Third Party Lender shall agree, all reserve accounts maintained by such Third Party Lender on behalf of Seller in connection with the Third Party Loan, if any, shall be assigned by the applicable Seller to Purchaser at the Closing of the applicable Third Party Loan Property and such Seller shall receive a credit at Closing equal the amounts so assigned.  If the applicable Third Party Lender shall not agree to the assignment and assumption of existing reserves at Closing as aforesaid, such Seller shall not receive a credit therefor at Closing, and, if required by such Third Party Lender, Purchaser shall establish replacement reserves in the amounts required by the Third Party Lender, and Purchaser shall upon such Seller’s request, reasonably cooperate with such Seller’s efforts to recover such Seller reserves from Lender.

G.            Purchaser shall be responsible for and pay all fees, costs, expenses, and other charges charged by any Third Party Lender with respect to its consenting to the transaction which is the subject of this Agreement and the assumption of any Third Party Loan in accordance with the provisions of this Section 4 including, without limitation, any loan assumption fees.

5.             Earnest Money Deposit.

A.            Within three (3) business days after the Effective Date, Purchaser shall deposit with Chicago Title Insurance Company, National Office, at 171 N. Clark Street, 3rd Floor, Chicago, IL 60601, Attention: Ronald K. Szopa, as the “Escrow Agent” and “Title Company,” an earnest money deposit in cash in the amount of FOURTEEN MILLION NINE HUNDRED THOUSAND AND NO/100 DOLLARS ($14,900,000.00) (“Earnest Money Deposit”). The Earnest Money Deposit shall be refundable during the Due Diligence Period (as defined in Section 8) and as otherwise set forth in this Agreement and shall be credited to the Purchase Price upon the Closing as set forth herein.

B.            Purchaser acknowledges time is of the essence with respect to the delivery of the Earnest Money Deposit and the balance of that portion of the Purchase Price due and owing at the Closing.  If Purchaser fails to timely deliver the Earnest Money Deposit and/or the balance of the Purchase Price when due, such failure shall constitute a material default by Purchaser hereunder and in addition to Sellers’ other remedies hereunder, Sellers may terminate this Agreement by delivering written notice to Purchaser and Escrow Agent.

C.            Upon receipt, Escrow Agent shall deposit the Earnest Money Deposit into an interest bearing money market account maintained at a bank customarily used by Escrow Agent for such purposes.  All interest earned on the Earnest Money Deposit while held by Escrow Agent shall be added to and increase the amount of Earnest Money Deposit and shall be reported to the Internal Revenue Service as income of Purchaser.  Purchaser and Sellers agree to provide Escrow Agent with their respective tax identification numbers upon execution of this Agreement and Purchaser and Sellers shall promptly execute all forms reasonably requested by Escrow Agent in connection with depositing the Earnest Money Deposit in an interest-bearing account as provided above.

D.            A portion of the Earnest Money Deposit shall be applied to the satisfaction of the Allocated Purchase Price for each Property, with such portion of the Earnest Money Deposit being determined in accordance with the following provisions of this Section 5.D:

(i)            With respect to the Closing for each of the Properties other than the last three (3) Properties to Close, the portion of the Earnest Money Deposit to be applied to the Allocated Purchase Price for each such Property shall be equal to the product of $7,400,000.00 multiplied by a fraction the numerator of which is the Allocated Purchase Price for such Property and the denominator of which is the aggregate Allocated Purchase Prices for all of the Properties other than the last three (3) Properties to Close.

(ii)           $2,500,000.00 of the Earnest Money Deposit shall be allocated to each of the last three (3) Properties to Close; provided, however, that at the Closing of the last Property, the entire remaining balance of the Earnest Money Deposit (including interest) shall be applied to the Allocated Purchase Price for such Property

Except for a disbursement to Sellers as part of the Allocated Purchase Price upon the Closing of a Property as provided above, if either Purchaser or any Seller makes a written demand upon Escrow Agent for payment of the Earnest Money Deposit (or a portion thereof), Escrow Agent shall give written notice to the other party of such demand.  If Escrow Agent does not receive a written objection from the other party to the proposed payment of the Earnest Money Deposit (or a portion thereof) within three (3) business days after that party’s receipt of such notice, Escrow Agent shall make the payment of the Earnest Money Deposit (or a portion thereof) pursuant to the demand.  If Escrow Agent does receive such written objection within such three (3) business day period, Escrow Agent shall continue to hold the Earnest Money Deposit (or a portion thereof) as provided in Section 5.C until otherwise directed by joint written instructions from Purchaser and Sellers or a final, non-appealable judgment of a court of competent jurisdiction.  However, Escrow Agent shall have the right to deposit the Earnest Money Deposit with the clerk of the Superior Court of Alameda County, California.  If Escrow Agent so deposits the Earnest Money Deposit with the clerk of the court, Escrow Agent shall give written notice thereof to Sellers and Purchaser and, upon such deposit and notice, Escrow Agent shall be relieved and discharged of all further obligations hereunder.

6.             Items from Sellers.

A.            Documents.  To the extent not already provided to Purchaser, within three (3) business days after the Effective Date, each Seller shall, with respect to each Property owned by such Seller, make available to Purchaser at such Seller’s principal place of business during normal business hours, all of the following (collectively, the “Documents”), to the extent that they exist and are within the control of any of the Sellers or any of their respective affiliates, employees or agents and to the extent the same do not constitute Excluded Documents, as defined below:

(i)            All inspections, studies, assessments, reports, audits, and surveys affecting or relating to such Property, including, but not limited to, all title reports, title policies, land surveys, environmental, mechanical, electrical, structural, soils, and similar reports, assessments, and/or audits, traffic studies, and appraisals. (Purchaser acknowledges that a substantial number of such title reports, surveys, engineering reports and environmental reports have already been received).

(ii)           All site plans, as-built plans, drawings, environmental, mechanical, electrical, structural, soils, and similar plans and specifications relating to such Property.

(iii)          All certificates, inspections, permits, compliance letters, and certificates of occupancy relating to such Property or Seller’s business on such Property.

(iv)          A rent roll for such Property (each hereinafter a “Rent Roll ) together with a copy of the standard form of lease agreement, amendments, and side agreements and tenant insurance sales materials used in connection with the operation of such Property, and a true and correct copy of each non-self storage lease affecting such Property,

(v)           A list of all real estate contracts, including service contracts, license agreements, warranties, management, maintenance, leasing commission or other agreements affecting such Property, if any, together with copies of the same.  The contracts which are included on the lists delivered to Purchaser pursuant to this Section 6.A(v) are hereinafter collectively referred to as the “Contracts”.

(vi)          Copies of all real and personal property tax statements relating to such Property, or any part thereof, for each of the two years prior to the current year and, if available, for the current year.

(vii)         A schedule of all litigation affecting such Property or such Seller during the past twelve (12) months, together with a “loss run” of all claims submitted to the Seller’s insurance carriers for the past five (5) years.

(viii)        Copies of financial statements for such Property for 2004, 2005, and year to date 2006, together with copies of monthly delinquency reports, unit mix/occupancy statistics report, monthly management reports, non-rented unit reports ( collectively the “Financial Reports”).  Prior to the Closing, each Seller shall provide Purchaser with monthly updates to Seller’s Financial Reports within five (5) business days after the end of each month.

(ix)           Copies of the organizational documents for such Seller.

(x)            Copies of all Third Party Loan Documents and all documents evidencing and/or securing the Prepaid Loans.

(xi)           Copies of all Ground Lease agreements and amendments.

(xii)          Copies of the Kapolei Loan and all related documents.

The parties acknowledge that Purchaser may require other documents in connection with its review of the Properties and Sellers’ business thereon.  Purchaser will provide Sellers with a checklist requesting such other documents, and Sellers will use commercially reasonable efforts to make the documents identified thereon available within ten (10) days of Purchaser’s request, to the extent that such documents exist and are within the control of Sellers or their affiliates, employees or agents.

B.            Excluded Documents.  As used herein, “Excluded Documents” shall mean (i) any purchase and escrow agreements and correspondence pertaining to Seller’s acquisition of the Property, (ii) any agreements and/or letters of intent pertaining to the potential acquisition of the Property by any past or prospective purchasers, (iii) any third party purchase inquiries and correspondence, appraisals or economic evaluations of the Property, (iv) any personnel records and files maintained by or on behalf of Seller with respect to individuals, if any, employed at or in connection with a Property which Seller is obligated by law to keep confidential, and (v) any documents or materials which are subject to the attorney/client privilege or which are the subject of a confidentiality obligation; provided, however, that prior to the expiration of the Due Diligence Period, Seller shall give Purchaser written notification if Seller is claiming that any Document requested by Purchaser is an Excluded Documents pursuant to the provisions of this Section 6.B(v).

C.            Return of Documents.  As to each Property, at such time as this Agreement is terminated for any reason, Purchaser shall return to Sellers the copies and/or originals of all of the Documents delivered or made available to Purchaser by or on behalf of any Seller with respect to such Property.

D.            No Representations.  Purchaser acknowledges that with the exception of the Documents described in Sections 6.A(iv), 6.A(v), 6.A(vii), 6.A(viii), 6.A(ix), 6.A(x), 6.A(xi), and 6.A(xii), many of the Documents were prepared by third parties other than Sellers, and in some instances, may have been prepared prior to Sellers’ ownership of the Properties.  Purchaser further acknowledges and agrees that, except as expressly set forth in Section 17 below, (i) neither Sellers nor any of Sellers’ respective agents, employees or contractors has made any warranty or representation regarding the truth, accuracy or completeness of the Documents or the source(s), and (ii) Seller has not undertaken any independent investigation as to the truth, accuracy or completeness of the Documents and Seller is providing the Documents or making the Documents available to Purchaser solely as an accommodation to Purchaser.  To the extent such Documents exist and are in the possession or reasonable control of any of the Sellers or any of their respective affiliates, employees or agents, Sellers agree to cause the Documents described in Sections 6.A(iv), 6.A(v), 6.A(vii), 6.A(viii), 6.A(ix), 6.A(x), 6.A(xi), and 6.A(xii) to be true and accurate in all material respects and, to the extent such documents do not exist or are not within the reasonable control of any of the Sellers or any of their respective affiliates, employees or agents, Sellers agree to provide reasonable cooperation with Purchaser to provide Purchaser with access to such Documents.

E.             Survival of Obligations.  The obligations of Section 6.C shall survive any termination of this Agreement.  In addition to any other remedies available to Sellers, Sellers shall have the right to seek equitable relief (including specific performance and injunctive relief) against Purchaser and Purchaser’s representatives to enforce the provisions of Section 6.C.

7.             Rule 3-14 Audit.  Sellers acknowledge that under Rule 3-14 of Regulation S-X, Purchaser  is required to obtain certain information in connection with reports Purchaser is required to file with the Securities and Exchange Commission.  Accordingly, provided that Purchaser provides a certificate executed by an executive officer of Purchaser that Purchaser is obligated to complete a Rule 3-14 Audit (hereinbelow defined) Sellers agree to (a) allow Purchaser and Purchaser’s representatives, at Purchaser’s sole cost and expense, to perform an audit of Sellers’ respective operations at the Properties to the extent required under Rule 3-14 of Regulation S-X (hereinafter a “Rule 3-14 Audit”), and (b) make available to Purchaser and Purchaser’s representatives for inspection and audit at Sellers’ respective offices all of Sellers’ books and records reasonably requested by Purchaser for the full calendar year 2005 and the full calendar year 2006 and relating to the operations of each Seller on the Properties, including, but not limited to, income, expense, occupancy, and other financial and occupancy information relating to the Properties.  In connection with the foregoing, Purchaser shall give Sellers no less than ten (10) business days’ prior written notice of Purchaser’s plans to inspect and audit such books and records.  Sellers acknowledge that Rule 3-14 may require Purchaser to perform a Rule 3-14 Audit both after the expiration of the Due Diligence Period and after the Closing and Sellers agree that Sellers’ respective obligations under this Section 7 shall survive the Closing and delivery of documents contemplated by this Agreement.  Any Rule 3-14 Audit shall be completed as soon as reasonably possible and Purchaser and Purchaser’s representatives shall use commercially reasonable best efforts not to interfere with Sellers’ ability to conduct its business.  Copies of all Rule 3-14 Audits shall be promptly provided to each Seller at no cost to Seller.  Purchaser expressly acknowledges and agrees that all Rule 3-14 Audits, together with the books and records made available to Purchaser in connection therewith, shall be subject to the terms and conditions of Section 24, below.

8.             Due Diligence Period

A.            Due Diligence Period.  Purchaser shall have until the earlier of either (1) sixty (60) days after the Effective Date, or (2) the date on which Purchaser gives Sellers written notice of Purchaser’s intent to proceed with the purchase of the Properties (the “Approval Notice”) pursuant to Section 8.H below (“Due Diligence Period”) to conduct, at Purchaser’s sole cost and expense, its due diligence to determine, in Purchaser’s sole discretion, that all of the Properties (including any related Ground Leases and Third Party Loans) are suitable and satisfactory for Purchaser’s intended use of such Property.  Purchaser’s inspection shall include the following:

B.            Property Evaluation.  Purchaser shall have the right to inspect and examine the Properties, during regular business hours, to the extent Purchaser deems necessary in its sole discretion, to determine the condition of each Property; provided, however, Purchaser shall not undertake any invasive or destructive testing without the prior written consent of Seller, which consent shall not be unreasonably withheld or delayed.  In connection with Purchaser’s inspection of the Properties, Sellers shall make available to Purchaser and Purchaser’s representatives for inspection and review at the address to which notices to Seller are to be sent pursuant to Section 28 below or, at Sellers’ option, at Sellers’ respective offices, all of Sellers’ books and records (other than the Excluded Documents) relating to the acquisition, construction, development, entitlement, permitting, operation, maintenance or ownership, of each of the Properties.  Purchaser and Purchaser’s representatives shall have the right, at Purchaser’s sole expense, to copy any of such documents and records and, to the extent to copied, such documents and records shall become Documents.  Purchaser and its agents shall schedule all on-site inspections with Sellers in advance.  Purchaser and Purchaser’s representatives, consultants, agents and employees shall, during regular business hours, (a) have the right to cause complete non-invasive environmental reviews and site assessments and inspections of each Property to be made, (b) have access to all buildings, improvements, storage areas (not under the control of Tenants and, subject to each Tenant’s rights), other spaces, equipment and Personal Property, (c) conduct all other necessary feasibility studies, title reports, surveys, engineering studies, examination of zoning status, building and use permits, sign permits and all other permits required for each Property.  While conducting such investigations, tests and studies, Purchaser and Purchaser’s agents and representatives shall be obligated to:  (I) use commercially reasonable efforts not to unduly disturb the Tenants or unreasonably interfere with the Tenants’ right of quiet enjoyment or use of the Property pursuant to their respective Leases; (II) use commercially reasonable efforts to not unreasonably interfere with the operation, use and maintenance of the Property; (III) use commercially reasonable efforts not damage any part of the Property or any personal property owned or held by any Tenant or any third party; (IV) use commercially reasonable efforts not injure or otherwise cause bodily harm to Seller, any Tenant or any of their respective agents, contractors and employees, or any other third party; (IV) maintain commercial general liability (occurrence) insurance with minimum limits of $2,000,000 per occurrence and in the aggregate, from an insurer reasonably satisfactory to Sellers covering any accident arising in connection with the presence of Purchaser and Purchaser’s agents and representatives on the Properties and to deliver a certificate of insurance verifying such coverage to Seller prior to any entry upon any of the Properties; (V) promptly pay when due the costs of all tests, investigations, studies and examinations done by Purchaser with regard to the Properties; (VII) not to permit any liens to attach to the Property by reason of the exercise of Purchaser’s rights hereunder; (VIII) promptly remove or cause to be removed (by bonding or otherwise) any such liens which attach to the Property; (IX) fully restore the Properties and the Personal Property to the condition in which the same was found before any such inspections, tests or studies were undertaken, subject to reasonable wear and tear; (X) comply with the confidentiality standards set forth in Section 24, below; and (k) comply with the terms and provisions of Section 8.F, below.

C.            Evaluation of Business.  In addition to Purchaser’s inspection of the Documents provided by or made available by Sellers pursuant to Section 6, Purchaser, and its agents and accountants, shall have the right, during regular business hours and upon not less than three (3) business days prior written notice, to inspect and examine all business and service records, Tenant files, Leases, accounts receivable, accounts payable, books and records of account, computer records, bank deposit receipts, Ground Leases, and Third Party Loan Documents, and all other such documents relating to the management, operation, income and expense of each Property for all of 2004 and all subsequent months to date.  Purchaser shall have the right to make photocopies of all records and documents at Purchaser’s sole cost and expense.  Purchaser will use any such information made available by Sellers solely to evaluate the business conducted from the Property and acknowledges that all such information shall be subject to the terms and conditions of Section 24, below.  Purchaser shall also have the right to seek commercially reasonable estoppel certificates and commercially reasonable non-disturbance and attornment agreements from each non-self storage tenant and from the lessor of each Ground Lease; provided, however, that any estoppel from the lessor under the Ground Lease shall be in the form attached hereto as Exhibit “E” and any estoppel from each non-self storage tenant shall be subject to the prior approval of Sellers, which approval shall not be unreasonably withheld, conditioned or delayed.  In the event that this transaction does not close for any reason, other than the default of any Seller, Purchaser will return and/or deliver to Sellers, at no cost to Sellers, all Documents and reports, studies, surveys or other materials that Purchaser has obtained from Sellers or any other source, including the items provided pursuant to Section 6.

D.            Assumption or Termination of Contracts.  During the Due Diligence Period, Purchaser shall review the Contracts.  On or before the expiration of the Due Diligence Period, Purchaser shall designate, as to each Property, by written notice to Sellers (the “Purchaser’s Designated Contract Notice”) all Contracts which Purchaser chooses to have assigned to Purchaser (the “Designated Contracts”).  The failure of Purchaser to give Purchaser’s Designated Contract Notice with respect to any Property shall be deemed to constitute Purchaser’s election to assume all Contracts with respect to such Property.  Seller shall be responsible for cancellation of Contracts which are not Designated Contracts and shall be responsible for the payment of all cancellation fees associated with the termination of those Contracts.  Notwithstanding anything to the contrary contained herein, Seller shall cause the termination of all property management agreements with respecting each Property.  Seller’s cancellation of Contracts which are not Designated Contracts shall be effective upon the Closing.

E.             Extensions of Due Diligence Period.  If during the Due Diligence Period, any third party investigation obtained by Purchaser recommends a Phase II environmental study (“Phase II Study”) and, except as provided otherwise in this Section, Purchaser otherwise approves the Properties prior to expiration of the Due Diligence Period, Purchaser shall have the right to extend the Due Diligence Period for the applicable Property or Properties only for an additional twenty-one (21) days solely to complete the Phase II Study and to otherwise continue Purchaser’s investigation of the environmental condition of the Property for which such Phase II Study is recommended.  Purchaser may only exercise this right to extend the Due Diligence Period by giving Seller written notice at any time prior to the expiration of the Due Diligence Period and by delivering the Approval Notice (subject only to the provisions of this Section 8.E, Section 8.F below and Section 15 below).

F.             Tenant, Ground Lessor and Governmental Authority Inquiries.  Purchaser shall have the right, as part of Purchaser’s due diligence investigation, to contact Sellers’ Tenants, on-site property managers, and, except as provided below in this Section 8.F with respect to the City of Berkeley, California, governmental authorities about various aspects of the Properties; provided, however, that except as provided below with respect to storage unit Tenants, Purchaser shall not contact or make inquiries of any Tenants or any Seller’s on-site property managers without Purchaser first providing Sellers with written notice thereof, which notice shall include the general subject matter of such inquiry, interview, contact or meeting.  Purchaser shall provide at least two (2) business days prior written notice of each such inquiry, contact, interview and meeting and Seller shall have the right to be present and otherwise participate in all such inquiries, contacts, interviews and meetings.  Prior to the date on which Sellers give the lessors under the Ground Leases written notice of Sellers’ intent to assign the Ground Leases to Purchaser (hereinafter the “Ground Lease Notification Date”), Purchaser shall not contact any of the lessors under the Ground Leases without the prior written consent of Sellers which consent may, prior to the Ground Lease Notification Date, be withheld by Sellers in Sellers’ sole and absolute discretion; provided, however, that if the Ground Lease Notification Date has not occurred at least thirty-five (35) days prior to the expiration of the Due Diligence Period and provided that Purchaser gives Sellers an Approval Notice (subject only to the provisions of Section 8.E above, this Section 8.F and Section 15 below), the Due Diligence Period shall, for the sole purpose of Purchaser approving the Ground Leases, be extended until the date which is thirty-five (35) days after the Ground Lease Notification Date.  After the Ground Lease Notification Date, Purchaser shall not contact or make inquiries of any lessors under the Ground Leases without Purchaser first providing Sellers with written notice thereof, which notice shall include the general subject matter of such inquiry, interview, contact or meeting.  Purchaser shall provide at least two (2) business days prior written notice of each such inquiry, contact, interview and meeting and Seller shall have the right to be present and otherwise participate in all such inquiries, contacts, interviews and meetings.  Notwithstanding anything to the contrary in this Agreement, Purchaser expressly acknowledges and agrees that prior to the Closing, Purchaser shall have no right to discuss the modification or any potential change or amendment of any Ground Leases with any lessor under a Ground Lease.  Notwithstanding anything to the contrary in this Section 8.F, Purchaser shall not contact in any manner the City of Berkeley, California, or any employee or agent thereof without the prior written consent of Sellers, which consent shall not be unreasonably withheld or delayed; provided, however, that if Seller has not given such consent at least thirty (30) days prior to the expiration of the Due Diligence Period and provided that Purchaser gives Sellers an Approval Notice (subject only to the provisions of Section 8.E above, this Section 8.F and Section 15 below), the Due Diligence Period shall, for the sole purpose of allowing Purchaser to approve the zoning and entitlements for the Berkeley Property, be extended until the date which is thirty (30) days after the date on which Sellers give such consent.  Furthermore, notwithstanding anything to the contrary in this Section 8.F, upon Purchaser’s review of the Rent Roll for each Property, Purchaser will have the right to identify, by written notice to Sellers, a sample of not more than ten percent (10%) of the storage unit Tenants at each Property that will be audited in connection with Purchaser’s inspection of such Property.  That sample will include a brief survey, the script of which is attached to this Agreement as Exhibit “F” and by this reference made a part hereof.  Within two (2) business days of Sellers’ receipt of Purchaser’s written notice identifying the storage unit Tenants to be included in the sample, Seller shall provide to Purchaser copies of the leases and contact information for each of the storage unit tenants in the sample.  Notwithstanding anything to the contrary in this Agreement, any extensions of the Due Diligence Period pursuant to either Section 8.E above or this Section 8.F shall run concurrently and not consecutively.

G.             Purchaser’s Indemnification.  Purchaser shall indemnify, defend, protect and hold Sellers and the Properties harmless from and against any and all liens, costs, expenses, losses, attorneys’ fees and liabilities resulting directly from the activities of Purchaser and Purchaser’s agents upon any of the Properties under this Agreement or Purchaser and/or Purchaser’s agents breach of this Section 8.  The provisions of this Section 8.G shall survive the Closing or earlier termination of the Agreement.

H.            Purchaser’s Approval.  If Purchaser is satisfied with Purchaser’s inspection of the Properties, Purchaser will deliver the Approval Notice to Seller and Escrow Agent on or before the last day of the Due Diligence Period, that Purchaser intends to proceed with the purchase of all of the Properties.  Purchaser’s failure to deliver the Approval Notice in a timely manner shall be deemed to be disapproval of the Properties, in which case, this Agreement shall automatically terminate, the Earnest Money Deposit shall be promptly returned to Purchaser and the parties shall have no further rights or obligations to one another hereunder except as expressly stated otherwise herein.

9.             Engineering Report.  On or before the last day of the Due Diligence Period, Purchaser may, at Purchaser’s election, obtain at Purchaser’s sole cost and expense an engineering report (each an “Engineering Report” and, collectively, the “Engineering Reports”) on each Property and all structures thereon, as applicable, issued either internally or by a licensed company reasonably acceptable to Purchaser and Sellers and issued for the benefit of Purchaser, at Purchaser’s sole cost and expense.  Purchaser shall promptly provide a copy of each Engineering Report to Sellers at no cost to Sellers.

10.          Survey and Title Matters.

A.            Title Insurance.   Purchaser, at its sole cost and expense, will order from the Title Company with respect to each Property a current title insurance commitment for a policy (CLTA for those Properties located in California and ALTA for the Properties in Hawaii) of owner’s extended coverage title insurance (“Title Commitment”) accompanied by true, complete, and legible copies of all documents referred to in the Title Commitment (“Title Documents”).  The Title Commitment for each Property shall irrevocably obligate the Title Company to issue an extended coverage title insurance policy (on the CLTA or ALTA form, as applicable) in the full amount of the Allocated Purchase Price with respect to such Property (each individually a “Title Policy” and all collectively the “Title Policies”), which Title Policy shall insure either Purchaser’s fee simple title to or leasehold estate in such Property.  Purchaser shall cause Title Company to deliver copies of each Title Commitment and related Title Documents to Sellers’ counsel concurrent with its delivery of the same to Purchaser.  Notwithstanding anything to the contrary contained herein, Purchaser, at its sole cost, may obtain title insurance coverage in addition to the Title Policy (including, without limitation, any endorsements Purchaser may desire to obtain), provided that obtaining such additional coverage shall not be a condition to or otherwise delay the Closing hereunder.  Sellers agree to provide such affidavits as the Title Company may reasonable require as a condition to the issuance of the Title Policies.

B.            Survey.  Purchaser may order, at its sole option and expense, an ALTA survey of each Property in a form sufficient to enable Title Company to delete the survey exceptions from the Title Policies (each individually a “Survey” and all collectively the “Surveys”).  Purchaser shall promptly deliver copies of any Surveys Purchaser obtains to Sellers.

C.            Zoning.  Subject to the limitations stated in Section 8.F above with respect to the City of Berkeley, California, Purchaser may order, at its sole option and expense, a zoning report for one or more of the Properties (each hereinafter a “Zoning Report” and collectively the “Zoning Reports”).  Seller agrees to reasonably cooperate with Purchaser and its agents in efforts to obtain information, including execution of written requests and releases to third-parties and municipal authorities for such information.

D.            Title, Survey, and Zoning Objection.  No later than fifteen (15) days prior to the expiration of the Due Diligence Period, Purchaser shall provide Sellers with written notice of any matters set forth in the Title Commitments, Surveys or Zoning Reports to which Purchaser objects (“Objections”).  Any matters (i) set forth in the Title Commitments or Surveys, other than “Monetary Encumbrances” as defined below, to which Purchaser does not object to within the time period set forth above or which have been waived or cured, (ii) any tenants in possession as tenants only under the Leases without any option to purchase the Property, (iii) any matters created by or with the written consent of Purchaser; and (iv) all governmental laws, codes, ordinances and restrictions now or hereafter in effect as they may affect the Property shall be referred to collectively herein as the “Permitted Exceptions.”  Sellers shall have ten (10) days from the date of receiving such notice of Purchaser’s Objections from Purchaser within which Sellers may elect to have such Objections removed from the Title Commitments and/or Zoning Reports or cured to the reasonable satisfaction of the Title Company.  In the event Sellers, at Sellers’ sole discretion, fail or determine not to cure any of Purchaser’s Objections within such ten (10) day period, then Purchaser shall have until the expiration of the Due Diligence Period five to elect either to (y) waive Purchaser’s Objections  and consider them to be Permitted Exceptions or (z) terminate this Agreement, in which event the Earnest Money Deposit shall be immediately refunded by Escrow Agent to Purchaser.  Purchaser’s delivery of the Approval Notice shall be deemed to constitute Purchaser’s election to proceed under (y), above.  Sellers and Purchaser agree that with the exception of the Third Party Mortgages (as defined in Exhibit “D”), “Monetary Encumbrances” (hereinafter defined) shall not constitute Permitted Exceptions and Sellers shall have the obligation, at or prior to the Closing, to remove all Monetary Encumbrances other than the Third Party Mortgages being assumed or being taken subject to by Purchaser at Closing.  As used herein, the term “Monetary Encumbrances” shall mean mortgages, deeds of trust, and other encumbrances securing an obligation to pay money that were voluntarily created by Sellers; provided, however, that Monetary

Encumbrances shall not include property taxes or assessments for the year in which the Closing occurs and common area maintenance charges, if any, which are not yet due and payable.  Sellers and Purchaser agree that property taxes and assessments for the year in which the Closing occurs and common area maintenance charges, if any, which are not yet due and payable shall be prorated in accordance with the provisions of 11.E below.  Sellers shall use good faith efforts to provide Purchaser with a “pay-off” letter from each lender holding a debt secured by a lien or other security interest in a Property within ten (10) days of the Effective Date.

E.             So long as such failure is not a result of a default by any Seller under this Agreement, Sellers’ inability to deliver title to any of the Properties in the condition necessary for the Title Company to issue the Title Policies for any reason shall constitute a failure of a condition and shall not constitute a breach of Sellers’ obligations under this Agreement.

11.          Proration Date, Closing Date and Closing Procedures and Requirements.

A.            Closing Date.  Subject to the provisions of Section 4.C(ii) above and Section 11.I below below, the “Closing Date” or “Closing” of this Agreement and the completion of the purchase of the Properties by Purchaser shall be on or before ten (10) business days from the end of the Due Diligence Period (hereinafter the “Initial Scheduled Closing Date”).  Closing shall be coordinated and conducted through the Title Company’s office and neither party shall be required to personally attend the Closing.  The “Closing Date” with respect to any Property shall be the date on which the “Closing” with respect to such Property occurs.  The “Closing” with respect to any Property shall be deemed to have occurred when all of the conditions to Closing with respect to such Property (as set forth in this Agreement) have either been satisfied or waived, the Escrow Agent holds a separate settlement statement signed by the Seller of such Property with respect to such Property, separate settlement statements signed by Purchaser with respect to Property, and all of the funds and all of the other documents required by this Agreement, and Sellers and Purchaser have authorized Escrow Agent to disburse the Purchase Price and deliver such documents in accordance with the provisions of this Agreement.  The Closing of a Property shall not occur unless each condition to Purchaser’s obligations, and Sellers’ obligations more specifically set out and otherwise enumerated in Section 15 below, have been satisfied or waived with respect to such Property.

B.            Transitional Walk-Through.  Within approximately ten (10) days prior to Closing, Purchaser’s operational staff shall have the right to conduct a general walk-through of all buildings, improvements, storage areas (not under the control of Tenants) and, subject to each Tenant’s rights, other spaces, equipment and Personal Property with representatives of Sellers in order to prepare for and assist in the transition of management at Closing.

C.            Conveyance of Properties and Delivery of Closing Documents.  Each Seller shall convey such Seller’s Property to Purchaser pursuant to a “Deed” or “Assignment”, as applicable, and the other documents which are more particularly described on Exhibit “G” attached hereto and by this reference made a part hereof.  At the Closing with respect to the Alameda Property, the Seller of the Alameda Property and each of such Seller’s affiliates will provide Purchaser with an additional separate assignment of all of such Seller’s rights, claims, and causes of action arising from or relating to the environmental condition of the Alameda Property against all prior owners and other potentially responsible parties (other than such Seller and any of such Seller’s affiliates); provided, however, that such Seller shall retain the right to assert any and all defenses that are now or hereafter available to such Seller with respect to any claims that might hereafter be asserted against such Seller and relating to the environmental condition of the Alameda Property.  The Seller of the Alameda Property agrees to cooperate with Purchaser (at Purchaser’s expense) in the assertion of such claims by Purchaser.  By the Closing Date, each Seller shall deliver to the Title Company each of the documents identified on Exhibit “G” as a document to be delivered by such Seller (with each such document having been duly executed, in recordable form where applicable).  By the Closing Date, Purchaser shall deliver to the Title Company each of the documents identified on Exhibit “G” as a document to be delivered by Purchaser (with each such document having been duly executed, in recordable form where applicable).  Promptly after the Closing Date, the Title Company shall record and/or deliver the Deeds, Assignments and other documents identified on Exhibit “G” in the manner specified on Exhibit “G”.

D.            Payment of Purchase Price at Closing.  On the Closing Date, the Earnest Money Deposit, including any additional deposits made pursuant to this Agreement, shall be credited towards payment of the Purchase Price in accordance with Section 5.D, above.  Purchaser shall pay the portion of the Allocated Purchase Price to be paid in cash at Closing to Escrow Agent by certified funds or by wire transfer.

E.             Prorations.

(i)            All real property ad valorem taxes and general and special assessments applicable to each Property for the year in which the Closing occurs shall be prorated between Sellers and Purchaser as of 12:01 a.m. on the third day prior to the Closing Date for such Property (the “Proration Date”), said proration to be based upon the most recently available tax or assessment rate and valuation with respect to such Property.  Notwithstanding the foregoing, any taxes or assessments levied against any Property with respect to any period of time prior to the Proration Date shall remain and be the obligation of Sellers, if not provided for in the prorations, and Sellers shall promptly pay, or reimburse Purchaser, as applicable, all such taxes or assessments prior to their delinquency.  At or prior to the Closing, Sellers shall pay all real property ad valorem taxes and all general and special assessments applicable to the Properties which are due and payable for any period prior to the year in which the Closing occurs.  Purchaser shall be responsible for the payment of any taxes or assessments levied against any Property with respect to any period of time after the Closing Date.  Any refund for real estate taxes or assessments applicable to the period preceding the Closing, whether paid before or after the Closing, shall be paid to Seller, and Purchaser shall have no claim or right whatsoever thereto, provided, however, any refund applicable to the pro-rated tax year for which Purchaser paid a portion shall be prorated.  The remaining principal amount (after the application of the prorated portion of any installment applicable to the period prior to the Closing Date) of any and all assessments and/or bonds which encumber the Properties or any part thereof shall not be prorated or apportioned but shall be assumed in full by Purchaser at Close of Escrow (and Purchaser shall not be entitled to a credit from Seller against the Purchase Price in the amount of such assessments and/or bonds).  The obligations under this subsection shall survive Closing.

(ii)           Subject to the Proration Review (as defined in Exhibit “H”), all income and operating expense items, including, but not limited to, utilities, yellow page advertisements, prepaid insurance premiums (but only to the extent that Sellers’ insurance policies are assigned to Purchaser at Closing pursuant to Section 17.A(xiv) below), Ground Lease rents, and all amounts due under any Designated Contracts, shall be prorated as of the Proration Date.  For any deposit with a utility company for which the utility company accepts the Purchaser as assignee and permits the retention of the deposit, Purchaser shall give Sellers a credit at Closing for each such retained deposit with a utility company serving a Property in which case Sellers shall assign their rights to each such deposit to Purchaser at the Closing; or, at Sellers’ option, Sellers shall be entitled to receive a refund of each such deposit from the utility company, and Purchaser shall post its own deposits.

(iii)          For purposes of this Agreement, “Rentals” means, collectively, all amounts paid or payable by Tenants under their respective Leases in connection with their occupancy of the Property, including prepaid rents.  “Rentals” shall not include the Security Deposits.  At the Closing with respect to each Property, Rentals for such Property shall be allocated in accordance with the following provisions of this Section 11.E(iii):

(a)           As to each Property, at the Closing, the Seller of such Property shall retain the amount of any Rentals which have been prepaid for any period after the month in which the Proration Date with respect to such Property occurs and Purchaser shall receive a credit toward the Allocated Purchase Price for such Property for such prepaid Rentals.

(b)           If the Proration Date occurs on a date that is after the tenth (10th) day of any calendar month, the Seller of such Property shall provide Purchaser and Escrow Agent with a list of those Rentals that have actually been collected with respect to such Property as of the Proration Date, and Escrow Holder shall make appropriate debits and credits to the accounts of Purchaser and Seller to reflect such prorations.

(c)           If the Proration Date occurs on a date that is on or between the first (1st) and tenth (10th) day of any calendar month, Rentals for such Property for such calendar month shall be deemed received based on the average historical collection rate for such Property during the first ten (10) days of each of the three (3) calendar months immediately preceding the calendar month in which the Proration Date with respect to such Property shall occur.  For purposes of proration of Rentals at Closing, (I) the Seller of such Property shall provide Purchaser and Escrow Agent with the amount of those Rentals that have been deemed received by such Seller as of the Proration Date pursuant to the first sentence of this Section, (II) the Seller of such Property shall provide Purchaser and Escrow Agent with a list of the Rentals actually received by such Seller for such month, and (III) Escrow Holder shall make appropriate debits and credits to the accounts of Purchaser and such Seller to reflect such prorations.  By way of example only, assume that as of the Proration Date, Seller has actually received $20,000 in Rentals for the month in which the Proration Date occurs and that scheduled monthly Rentals for the Property are in the aggregate $50,000.  If the Proration Date occurs on the fifth (5th) day of a 30-day calendar month and historically, 85% of the Rentals are collected by the tenth (10th) day of a month, then for purposes of prorating Rentals, Escrow Agent shall (x) assume that $42,500 of the Rentals will be collected during the first ten (10) days of the calendar month in which the Closing shall occur, (y) then allocate five/thirtieths (5/30) of the amount of the Rentals deemed collected (i.e. $7,083.33) to Seller and the remainder to Purchaser, and (z) credit Purchaser at Closing with an amount equal to the difference in Rentals actually collected by Seller and the amount allocated to Seller at Closing pursuant to clause (y) above (i.e. $12,916.67).

(d)           If the Proration Date shall occur on a date that is (i) after the tenth (10th) day of any calendar month, those Rentals which have not been collected as of the Proration Date shall be deemed “Delinquent Rentals” and (ii) on a date that is on or between the first (1st) and tenth (10th) day of any calendar month, those Rentals not deemed collected pursuant Section 11.E(iii)(c) above, shall be deemed “Delinquent Rentals.”  At the Closing with respect to each Property, the unpaid Delinquent Rentals for such Property shall be treated as though received by Purchaser and prorated as follows: (x) Delinquent Rentals that are unpaid for no more than 30 days shall be allocated 75% to the Seller of such Property and 25% to Purchaser; (y) Delinquent Rentals that are unpaid in excess of 30 days but no more than 60 days shall be allocated to 50% to the Seller of such Property and 50% to Purchaser; and (z) Delinquent Rentals that are unpaid for more than 60 days shall be allocated 100% to Purchaser.  If a Tenant has any Rentals that are delinquent, all Rentals for that tenant (regardless of whether delinquent or not) shall be included in the longest delinquency category for which that tenant is delinquent as of the Proration Date.  As an example, if a Tenant has Rentals that are 61-days delinquent, all of the Rentals of that Tenant shall be entirely in the over 60-day category.  Upon the Closing, Escrow Agent shall credit to the account of the Seller of each Property the aggregate amount of the Delinquent Rentals allocated to such Seller for such Property pursuant to clauses (x) and (y) above.  After Closing, Purchaser shall be entitled to retain all Delinquent Rentals actually received as to such Property and Sellers shall have no interest therein, as Sellers shall have received at Closing a credit for and payment of its agreed-upon share of such Delinquent Rentals.  Accordingly, there shall be no post-Closing reconciliation or adjustment with respect to Delinquent Rentals, other than as may be necessary to determine the actual amounts of Delinquent Rentals as of the Proration Date.

(iv)          As to each Property, at the Closing, the Seller of such Property shall retain the amount of any Security Deposits and Purchaser shall receive a credit toward the Allocated Purchase Price for such Security Deposits.

(v)           Other customary adjustments, if any, made in connection with the sale of similar type of storage properties shall be prorated between Purchaser and Seller at the Closing.

(vi)          Subject to the terms and conditions hereof, within sixty (60) days after the Closing, Purchaser and Sellers shall review the prorations in accordance with the provisions of Exhibit “H” attached hereto and by this reference made a part hereof.

F.             Closing Costs.  Sellers shall pay all filing and recording fees relating to documents required to clear title to the Properties, specifically including the payment and release of the liens of the Prepaid Loans.  Purchaser shall pay any taxes (including, but not limited to, transfer taxes, transfer fees, documentary and intangible taxes) relating to the transfer of title to the Properties and sales tax and surtax to state or local entities with reference to the sale of the Properties, and the cost of the Title Policies.  Purchaser shall pay the closing fees charged by the Escrow Agent and Title Company.  Purchaser shall pay any intangible taxes, fees or other costs charged by the lenders on the assumption of the Third Party Loans which Purchaser assumes per Section 4 above.  Any closing and/or escrow fees or costs not specifically enumerated above shall be paid by Purchaser.  Purchaser and Seller shall each pay their own attorneys’ fees in connection with the preparation and negotiation of this Agreement.

G.            Transfer of Possession and Risk of Loss.  Operational control of the Properties shall be transferred to Purchaser at the start of business on the Closing Date, subject to the supervision of the Sellers.  Legal possession and all risks of loss with respect to the Properties shall be borne by Sellers until the delivery of the applicable Deed at Closing.

H.            Third Party Loan Outside Closing Date.  Notwithstanding anything to the contrary contained in this Agreement, if (1) the Income Tax Condition (hereinafter defined) has been satisfied, (2) Purchaser made an election pursuant to Section 4.C(ii) above with respect to one or more of the Third Party Loan Properties, and (3) the Closing with respect to each such Property has not occurred by April 15, 2007, the following provisions of this Section 11.H shall apply:

(i)            Provided that none of the Sellers is in default in the performance of the obligations of any Seller under this Agreement and provided that no event has occurred which, with the giving of notice or lapse of time, or both, would constitute such a default by any of the Sellers, Seller shall have the right to thereafter terminate this Agreement with respect to any of the Properties for which a Closing has not occurred by written notice to Purchaser.

(ii)           Provided that Purchaser is not in default in the performance of Purchaser’s obligations under this Agreement and provided that no event has occurred which, with the giving of notice or lapse of time, or both, would constitute such a default Purchaser shall have the right to thereafter terminate this Agreement with respect to any of the Properties for which a Closing has not occurred by written notice to Sellers.

(iii)          Upon a termination of this Agreement pursuant to either Section 11.H(i) or Section 11.H(ii) above, Escrow Agent shall return the applicable portion of the Earnest Money Deposit to Purchaser and the parties shall have no further liability to one another hereunder with respect to the Properties for which a Closing has not occurred except to the extent expressly stated otherwise herein.

I.              Income Tax Condition.  Pursuant Section 16.E below, Sellers’ obligations under this Agreement are conditioned upon Sellers receiving a favorable determination regarding certain income tax matters affecting Sellers and Sellers’ principals in the manner specified in Section 16.E below (referred to herein as the “Income Tax Condition”).  Sellers agree to use commercially reasonable efforts to cause the Income Tax Condition to be satisfied as quickly as is reasonably possible.  If the Income Tax Condition has not been satisfied by the date which is ten (10) business days prior to the Initial Scheduled Closing Date, the Closing shall be extended until the date which is no later than the date which is thirty (30) days after the date on which the Income Tax Condition is satisfied; provided, however, that if the Income Tax Condition has not been satisfied by April 30, 2007, the following provisions of this Section 11.I shall apply:

(i)            Provided that none of the Sellers is in default in the performance of the obligations of any Seller under this Agreement and provided that no event has occurred which, with the giving of notice or lapse of time, or both, would constitute such a default by any of the Sellers, Sellers shall have the right to terminate this Agreement at any time after (but not prior to) the date which is six months from the Initial Scheduled Closing Date by written notice to Purchaser.

(ii)           Provided that Purchaser is not in default in the performance of Purchaser’s obligations under this Agreement and provided that no event has occurred which, with the giving of notice or lapse of time, or both, would constitute such a default Purchaser shall have the right to terminate this Agreement at any time after (but not prior to) April 30, 2007, by written notice to Sellers.

(iii)          Upon a termination of this Agreement pursuant to either Section 11.I(i) or Section 11.I(ii) above, Escrow Agent shall return the entire Earnest Money Deposit to Purchaser and the parties shall have no further liability to one another hereunder except to the extent expressly stated otherwise herein.

12.          Covenants of Sellers.  Sellers agree and covenant as follows:

A.            Conduct of Business.  Up to the earlier of the Closing with respect to the Properties of such Seller or the earlier termination of this Agreement, each Seller shall (i) operate the business conducted at each of such Seller’s Properties in the manner in which such Seller has operated and maintained such Properties during the twelve (12) month period prior to the Effective Date, (ii) use commercially reasonable efforts to preserve intact each of such Seller’s Properties and the good will and advantageous relationships of such Seller with customers, suppliers, independent contractors, employees and other persons or entities material to the operation of the businesses conducted on such Properties, (iii) perform such Sellers’ material obligations under all Leases, Ground Leases, and other agreements affecting any of such Seller’s Properties, and (iv) not knowingly take any action or omit to take any action which would cause any of the representations or warranties of any Seller contained herein to become inaccurate or any of the covenants of any Seller to be breached.  No Seller will engage in any practice, take any action, or enter into any transaction outside of the ordinary and usual course of business.  Notwithstanding anything to the contrary in this Section, no Seller shall, without Purchaser’s written consent (which consent shall not be unreasonably withheld, conditioned or delayed prior to the expiration of the Due Diligence Period and which consent may be withheld in Purchaser’s sole and absolute discretion after the delivery of the Approval Notice), enter into any lease agreements with tenants or modify or extend existing Leases other than Leases for storage space in the ordinary course of business and in no event: (1) for a term greater than one (1) year; (2) at rental rates less than the rate in effect for like units; or (3) which allow rent concessions unless such rent concessions are made in such Seller’s ordinary and usual course of business and are consistent with the terms disclosed to Purchaser.  Sellers hereby disclose to Purchaser that Sellers are currently offering rental concessions which are more particularly described on Exhibit “I” attached hereto and by this reference made a part hereof.

B.            Existing Notes, Mortgages, and Ground Leases.  Until the earlier of the Closing with respect to such Properties or termination of this Agreement, no Seller shall modify, alter or amend any existing note or mortgage encumbering any of such Seller’s Properties or further encumber any of such Seller’s Properties without the prior written consent of Purchaser, or allow any existing note or mortgage encumbering any of such Seller’s Properties to be in default in any material respect.  Until the earlier of the Closing with respect to such Ground Lease or termination of this Agreement, Sellers will not modify, alter or amend any of the Ground Leases, or allow any of the Ground Leases to be in default in any material respect.

C.            Further Contracts.  Up to the earlier of the Closing with respect to such Property or the termination of this Agreement, no Seller shall, without Purchaser’s prior written approval (which approval may be withheld in Purchaser’s sole and absolute discretion) and except as provided in Section 12.A above with respect to Leases for storage space, enter into any further Contracts or leases relating to such Seller’s Properties, which cannot be terminated upon thirty (30) days notice without cost to Purchaser.  Any Contracts which are approved by Purchaser pursuant to the provisions of this Section 12.C shall be deemed a Designated Contract hereunder and Purchaser shall assume at Closing the obligations of Seller arising thereunder to the extent that such obligations arise from and after the Closing Date.

D.            Warranties and Guaranties.  No Seller shall, before or after the Closing Date with respect to such Seller’s Properties or earlier termination of this Agreement, release or materially and adversely modify any warranties or guarantees, if any, of manufacturers, suppliers and installers related to such Seller’s Properties or any part thereof, except with the prior written consent of Purchaser, which consent may be withheld in Purchaser’s sole and absolute discretion after the delivery of the Approval Notice.

E.             Change in Facts or Circumstances.  If, prior to the Closing has occurred with respect to all of the Properties, any Seller becomes actually aware of any fact or circumstance which would make either any representation or warranty contained in this Agreement or any of the documents or other materials provided to Purchaser pursuant to this Agreement inaccurate, such Seller shall promptly notify Purchaser in writing of such fact or circumstance; provided, however, that in no event shall any Seller have any liability, obligation or responsibility with respect to any representation or warranty which was true and accurate when made by such Seller upon the execution and delivery of this Agreement, but which subsequently becomes untrue or inaccurate merely by the passage of time or by an action which such Seller is authorized or permitted to take under this Agreement (e.g. any new Leases, Contracts) or for any reason which is not a breach or default by such Seller of the covenants made by such Seller in this Section 12.

F.             Telephone Listing.  After delivery of the Approval Notice but prior to Closing, Sellers will provide Purchaser with the addresses and telephone numbers of each telephone company business office that serves a Property and will execute and deliver to Purchaser all documents required by the telephone company, including supersedure papers, to transfer the telephone number, telephone listing, and yellow page advertisements of Sellers to Purchaser.

G.            Termination of Employees, Management and Service Contracts, and Rights to Occupy Apartment.  Purchaser shall have no obligation to hire the employees of any of the Sellers (if any) and no duty or other obligation with respect to the termination of any such employees.  Except to the extent directed otherwise by Purchaser in writing prior to the expiration of the Due Diligence Period, Sellers shall terminate the rights of any person to occupy any residential apartment on any of the Properties effective as of the Closing and without cost or liability to Purchaser.  None of the Sellers nor any of their respective managing agents will, between the date hereof and the date of Closing, enter into any new employment contracts or agreements or hire any new employees except in the ordinary course of such Seller’s business.  Purchaser shall not have any liability under any pension or profit sharing plan that any Seller or its managing agent may have established with respect to the Property or its employees.

H.            Completion of Construction at Colma Property.  The parties acknowledge that the Seller of the Colma Property is currently in the process of constructing certain on-site and off-site improvements to the Colma Property which improvements are more particularly described on Exhibit “J” attached hereto and by this reference made a part hereof.  To the extent that such improvements are not completed prior to the Closing with respect to the Colma Property, the Seller of the Colma Property shall, in good faith, use reasonably diligent efforts to cause such construction to be completed as soon as possible after the Closing Date for the Colma Property at such Seller’s expense, on a lien free basis and in accordance with applicable governmental requirements.  The Seller of the Colma Property shall indemnify, defend and hold Purchaser harmless of and from any and all liens or expenses arising from such Seller’s construction of such improvements.  The obligations of such Seller pursuant to the provisions of this Section 12.H shall survive the Closing with respect to the Colma Property.

13.          Damage to Properties.  If before the Closing with respect to all of the Properties any of the Properties with respect to which a Closing has not yet occurred is materially or adversely affected in any way as a result of any fire, flood, earthquake, similar acts of nature or other acts of destruction which involves damage requiring repair and restoration costs of less than or equal to Two Million Dollars ($2,000,000), Sellers and Purchaser shall be obligated to proceed with the Closing with respect to such Property and each of the other Properties.  In that event, the Allocated Purchase Price for such Property shall be reduced by the cost of repairing and restoring each such Property.  If such material or adverse change involves damage requiring repair and restoration costs in excess of Two Million Dollars ($2,000,000) for any one Property, or in excess of Ten Million Dollars ($10,000,000) in the aggregate for all Properties, Purchaser shall have the option to (a) proceed with the Closing with respect to all of the Properties, taking each such Property in its un-restored condition together with any insurance proceeds or the right to receive such insurance proceeds, and the rights to any other claims arising as a result of such material or adverse , in which event, the Allocated Purchase Price for each such Property shall be reduced by the difference between (1) the cost of repairing and restoring each such Property and (2) the total amount of insurance proceeds payable with respect to such material adverse change, or (b) terminate this Agreement with respect to each of the Properties for which a Closing has not occurred.  Upon a termination of this Agreement pursuant to this Section 13, Escrow Agent shall return the applicable portion of the Earnest Money Deposit to Purchaser and the parties shall have no further liability to one another hereunder with respect to the Properties for which a Closing has not occurred except to the extent expressly stated otherwise herein.

14.          Eminent Domain.  If before Closing with respect to all of the Properties, proceedings are commenced or threatened for the taking by exercise of the power of eminent domain of all or a material part of any of the Properties which, as reasonably determined by Purchaser, would render such Property unacceptable to Purchaser as a self-storage facility, Purchaser shall have the right, by giving written notice to Sellers within five (5) days after Sellers give written notice to Purchaser of the commencement of such proceedings to terminate this Agreement with respect to any of the Properties for which a Closing has not occurred.  If before the Closing with respect to all of the Properties, proceedings are commenced or threatened for the taking by exercise of the power of eminent domain of less than such a material part of any of the Properties, or if Purchaser has the right to terminate this Agreement pursuant to the preceding sentence but Purchaser does not exercise such right, then this Agreement shall remain in full force and effect and, on the Closing with respect to such Properties, the condemnation award (or, if not therefore received, the right to receive such portion of the award) payable on account of each such taking shall be transferred by Seller to Purchaser as part of the Intangible Property and Purchaser and Seller shall proceed to Closing in accordance with the terms of this Agreement without a reduction in the Purchase Price.  Sellers shall give notice to Purchaser within ten (10) days after Sellers receive notice of the commencement of any proceedings for the taking by exercise of the power of eminent domain of all or any part of any of the Properties.  Upon a termination of this Agreement pursuant to this Section 13, Escrow Agent shall return the applicable portion of the Earnest Money Deposit to Purchaser and the parties shall have no further liability to one another hereunder with respect to the Properties for which a Closing has not occurred except to the extent expressly stated otherwise herein.

15.          Conditions to Purchaser’s Obligations.  Purchaser’s obligation to purchase the Properties or otherwise perform any obligations provided for in this Agreement is conditioned upon the occurrence of the following conditions on or before the Closing Date:

A.            The representations, warranties and covenants of Sellers contained in this Agreement shall be materially true and correct as of the Closing Date.

B.            Each of the Sellers shall have performed and complied with all material covenants and agreements contained herein which are to be performed and materially complied with by such Seller at or prior to the Closing Date.

C.            The Title Company shall be irrevocably committed to issuing the Title Policies upon Closing insuring ownership of the Properties in the name of Purchaser or its nominee or assignee in the amount of the Allocated Purchase Price, subject only to the Permitted Exceptions; provided, however, that this condition shall be deemed to be satisfied with respect to any Property if prior to the expiration of the Due Diligence Period Purchaser has not provided the Title Company with a Survey for such Property (in a form which is acceptable to the Title Company) and the Title Company is never the less willing to issue a standard coverage policy of title insurance with respect to such Property (subject only to the Permitted Exceptions for such Property).

D.            None of the Properties shall have been materially affected by any legislative or regulatory change occurring after the expiration of the Due Diligence Period that would prohibit Purchaser from using each of the Properties as a self-storage facility in a manner which is consistent with Sellers’ historical use of that Property.

E.             Except as disclosed in writing by Sellers to Purchaser and approved by Purchaser prior to the end of the Due Diligence Period, there shall be no pending actions, suits or proceedings of any kind or nature whatsoever, legal or equitable, affecting any of the Properties in any material way, or relating to or arising out of the ownership or operation of any of the Properties, and continuing after the date of this Agreement in any court or before or by a federal, state, county, municipal department, commission, board, bureau, or agency or other governmental instrumentality.

F.             Except as provided otherwise in Section 4.C above, each Third Party Lender and each servicer of a Third Party Loan (if any) shall have approved the transaction which is the subject of this Agreement and the Lender Conditions are acceptable to Purchaser in accordance with the terms and conditions hereof.

G.            The lessor of each Ground Lease shall have received any required notice of assignment to the Purchaser, and consented to such assignment (when required by the Ground Lease).  The lessor of each Ground Lease shall have also executed an estoppel certificate which acknowledges, to the best of the ground lessor’s knowledge, that rents are current, that there are no material defaults by lessee beyond all applicable cure and notice provisions, and confirming the completeness of Purchaser’s copy of the Ground Lease.

H.            No material default by any lessee under a Ground Lease shall have occurred and be then continuing and no event shall have occurred and be then continuing which, with the giving of notice or lapse of time, or both, shall constitute such a default.

I.              No material default shall have occurred and be then continuing under any of the Third Party Loan Documents and no event shall have occurred and be then continuing which, with the giving of notice or lapse of time, or both, shall constitute such a default.

J.             In the event any of the foregoing conditions or other conditions to this Agreement are not fulfilled, and are not waived by Purchaser on or before the Closing with respect to a Property, Purchaser may terminate this Agreement with respect to all, but not less than all, of the Properties for which a Closing has not yet occurred.  Upon a termination of this Agreement pursuant to this Section 15.J, Escrow Agent shall return the applicable portion of the Earnest Money Deposit to Purchaser and the parties shall have no further liability to one another hereunder with respect to the Properties for which a Closing has not occurred except to the extent expressly stated otherwise herein.

K.            Neither Purchaser nor Seller shall willfully or in bad faith act or fail to act for the purpose of permitting any of Purchaser’s Conditions in this Section 15 to fail.

L.             Purchaser shall have the right to waive, in its sole and absolute discretion, any of the conditions precedent set forth in this Section 15, and the election by Purchaser to proceed with the Closing as to a particular Property with the actual knowledge that a condition precedent has not been satisfied, shall be deemed Purchaser’s waiver of such condition precedent for such Property to the extent any such Purchaser condition precedent has not been previously satisfied or waived.

16.          Conditions to Sellers’ Obligations.  Sellers’ obligation to sell the Properties or otherwise perform any obligations provided for in this Agreement is conditioned upon the occurrence of the following conditions on or before the Closing Date:

A.            The representations, warranties and covenants of Purchaser contained in this Agreement shall be materially true and correct as of the Closing Date.

B.            Purchaser shall have performed and complied with all material covenants and agreements contained herein which are to be performed and materially complied with by Purchaser at or prior to the Closing Date.

C.            As to each Third Party Loan , the Third Party Lender shall have agreed to release the applicable Seller and each Seller Guarantor from future liability with respect to such Third Party Loan; provided, however, that Sellers shall be deemed to have waived the condition specified in this Section 16.C with respect to such Third Party Loan if:

(i)            Purchaser has made an election pursuant to Section 4.C(i) above with respect to such Third Party Loan; and

(ii)           At the Closing with respect to the Third Party Loan Property which secures such Third Party Loan, Purchaser agrees to indemnify, defend, and hold the Seller of such Third Party Loan Property and the Seller Guarantor harmless of and from any and all claims arising from or relating to such Third Party Loan from and after such Closing.  Such indemnification shall be in a form which is reasonably acceptable to such Seller and such Seller’s counsel.

D.            The lessor of each Ground Lease shall have consented to the assignment of the Ground Lease to Purchaser when required by the Ground Lease.

E.             Sellers shall have determined in good faith that the US tax effects of the Hastings Bass ruling by the Jersey Court (with respect to the invalidity of a prior sale by RAS I to Butterfield

Investments Ltd. in 1996) have been accepted by the IRS; provided, however, that notwithstanding anything contained herein to the contrary, the Seller shall not be obligated to consummate this sale prior to the date on which James Knuppe is satisfied, in his sole and absolute discretion, that his positions regarding the US tax effects of the Hastings Bass ruling by the Jersey Court (with respect to the invalidity of a prior sale by RAS I to Butterfield Investments Ltd. in 1996) have been accepted by the applicable IRS officials with whom James Knuppe’s tax attorneys are dealing, so that there is no material question remaining as to James Knuppe’s right to report any such sale at his individual level (rather than as a sales transaction by Butterfield Investments Ltd, and the US income tax costs of the IRS agreeing to the acceptance of said position are at levels that James Knuppe deems reasonable, in his sole and absolute discretion, in light of the overall benefits of the IRS accepting said Hastings Bass ruling as constituting a retroactive voiding of the original 1996 sale by RAS I to Butterfield Investments Ltd.; provided further, however, that the terms of this Section 16.E shall be deemed met if James Knuppe, in fact, determines to disclose his identity to the IRS via his tax attorneys and pursues the previously agreed terms of a closing agreement on said issues.  Promptly after such determination is made, Sellers agree to give Purchaser written notice of such determination.

F.             In the event any of the foregoing conditions or other conditions to this Agreement are not fulfilled, and are not waived by Sellers on or before the Closing with respect to a Property, Sellers may terminate this Agreement with respect to all of the Properties for which a Closing has not occurred.  Upon a termination of this Agreement pursuant to this Section 16.F, Escrow Agent shall return the applicable portion of the Earnest Money Deposit to Purchaser and the parties shall have no further liability to one another hereunder with respect to the Properties for which a Closing has not occurred except to the extent expressly stated otherwise herein.

G.            Neither Purchaser nor Seller shall willfully or in bad faith act or fail to act for the purpose of permitting any of Purchaser’s Conditions in this Section 16 to fail.

H.            Seller shall have the right to waive, in its sole and absolute discretion, any of the conditions precedent set forth in this Section 16, and the election by Seller to proceed with the Closing as to a particular Property with the actual knowledge that a condition precedent has not been satisfied, shall be deemed Seller’s waiver of such condition precedent for such Property to the extent any such Seller condition precedent has not been previously satisfied or waived.

17.          Sellers’ Representations and Warranties.

A.            For purposes of this Section 17, as to each Property, “Seller” shall mean and refer only to the entity that owns such Property.  The representations and warranties set forth herein shall be separate for each Seller and shall be made solely as to itself and the Property it owns.  There shall be no joint liability to Purchaser among or between the several Seller entities. Purchaser understands and agrees that Purchaser shall look solely to the separate and specific Seller entity and the separate and specific Property it owns with respect to each representation and warranty set forth in this Agreement.  Subject to the foregoing, as to each Property, respectively, Seller represents and warrants to Purchaser that the following matters are true and correct as of the Effective Date and, subject to this Section, will also be true and correct as of the Closing.

(i)            Seller is a limited partnership duly formed, validly existing and in good standing in the state of its organization and, on or before the Closing, Seller will be qualified to do business in each state in which Seller operates a self storage business.

(ii)           Seller has the full power and authority necessary to enter into, deliver and perform this Agreement, the other agreements contemplated hereby and any other documents or instruments to be executed and delivered by Seller at Closing.  The execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of Seller and will not, with or without the giving of notice, lapse of time or both, violate, conflict with, result in a breach of, or constitute a default under or give to others any right of termination or cancellation of, (1) the organizational documents, including the bylaws and charter, if any, of Seller, (2) any agreement, document, instrument or other undertaking to which Seller is a party or by which Seller, its interests or any of its assets or properties are bound, or (3) to the Actual Knowledge of Seller , any applicable law, or any judgment, writ, injunction, decree, statute, order, rule or regulation applicable to Seller or by which its interests or any of its assets or properties are bound, or (4) result in the creation of any lien upon any Property owned by Seller.  This Agreement has been duly executed and delivered by Seller and constitutes a valid and legally binding obligation of Seller, enforceable against Seller in accordance with and subject to its respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors’ rights and general principles of equity.  The signatures on this Agreement for and on behalf of Seller are genuine, and the signatory for Seller has been duly authorized to execute the same on behalf of such Seller.

(iii)          With the exception of the Berkeley II Property, the Castro Valley Property, the Kapolei Property, and the San Pablo II Property (hereinafter collectively the “Ground Lease Properties”), to the Actual Knowledge of Seller, either Seller or Seller’s predecessor in interest owns fee simple title to each Property for which Seller is designated as the “owner” on Exhibit “A”; provided, however, that the provisions of this Section 17.A(iii) as applied to each Property shall, at the Closing for such Property, be merged into the Deed for such Property and shall not survive the Closing for such Property.  Seller’s predecessor in interest, if any, is owned and controlled, directly or indirectly through one or more intermediate entities, by the same individuals who own and control Seller.

(iv)          To the Actual Knowledge of Seller, either Seller or Seller’s predecessor in interest owns all of the interest of the lessee under each Ground Lease for which Seller is designated as the “owner” on Exhibit “A”; provided, however, that the provisions of this sentence as applied to each Property shall not survive the Closing for such Property.  Seller’s predecessor in interest, if any, is owned and controlled, directly or indirectly through one or more intermediate entities, by the same individuals who own and control Seller.  Seller has provided Purchaser with a true, correct and complete copy of each Ground Lease and all amendments to each Ground Lease.  The copy of each Ground Lease (including any amendments thereto) delivered to Purchaser by Sellers constitutes the entire agreement between the lessor under such Ground Lease and the Seller of the leasehold estate which is the subject of such Ground Lease with respect to the property which is the subject of such Ground Lease.  Except as set forth in the copy of each Ground Lease delivered by Sellers to Purchaser, no such Ground Lease has been modified, changed, altered, assigned, supplemented, or amended.  To the Actual Knowledge of Sellers, none of the Ground Leases is in default beyond all applicable cure and notice periods and no event has occurred which, with the giving of notice or lapse of time, or both, would constitute such a default.  To the Actual Knowledge of Sellers, each Ground Lease is in full force and effect according to its terms and is valid and binding upon each lessor thereunder.

(v)           To the Actual Knowledge of Seller, Seller has not received any written notice that Seller is in default under any of the Leases or under any of the Contracts or that any event has occurred which, with the giving of notice or lapse of time, or both, would constitute such a default.

(vi)          AAAAA Maui owns the Kapolei Loan and owns all of the right, title, and interest thereunder free and clear of any and all liens, claims, interests or encumbrances.  Sellers have provided Purchaser with a true, correct and complete copy of all documents in its possession or control regarding the Kapolei Loan.  Except as set forth in the copy of the documents delivered by Sellers to Purchaser, the Kapolei Loan has not been modified, changed, altered, assigned, supplemented, or amended.

(vii)         To the Actual Knowledge of Seller, and except as disclosed to Purchaser in writing, Seller has not received written notice of any municipal violation which have not been corrected.

(viii)        To the Actual Knowledge of Seller, the Financial Reports will fairly represent in all material respects the financial condition and operating results of the Property for the periods indicated, subject to normal year end adjustments.  To the Actual Knowledge of Seller, since the date of the last financial statement included in the information provided to Purchaser pursuant to this Agreement, there has been no material adverse change in the financial condition or in the operations of any Property.

(ix)           No lease commission or similar fee is due or unpaid by Seller with respect to any Lease, and there are no written or oral agreements that will obligate Purchaser, as Seller’s assignee, to pay any such commission or fee under any Lease or extension, expansion or renewal thereof.  Except as set forth on the Rent Roll, the Leases and any guarantees thereof are in full force and effect, and, to Seller’s Actual Knowledge, are subject to no defenses, setoffs or counterclaims for the benefit of the Tenants.  Except as noted in the Rent Roll, neither the landlord under the Leases nor, to Seller’s Actual Knowledge, any Tenant is in default under its Lease beyond all applicable notice and cure periods.  Except as disclosed on the Rent Roll, no rents or security deposits or other payments have been collected in advance for more than one (1) month.  Except as disclosed on the Rent Roll, each rental concession, rental abatement or other benefit granted to Tenants under the Leases will have been fully utilized prior to the Closing.

(x)            The right of any person to occupy the manager’s apartment on each Property (if any) is a month to month tenancy that can be terminated on not more than thirty (30) days notice to such person

(xi)           To the Actual Knowledge of Seller, Seller has not received any written notice of (A) a pending or overtly threatened in writing condemnation or eminent domain proceeding relating to the Property, or (B) pending or overtly threatened in writing actions, suits, legal or other proceedings with reference to the Property.

(xii)          To Seller’s Actual Knowledge, Seller has not received written notice of any present default or breach under any mortgage or other encumbrance encumbering the Property or any covenants, conditions, restrictions, rights-of-way or easements which may affect the Property or any portion or portions thereof.

(xiii)         Except as set forth on the Schedule 17.A(xiii) attached hereto and incorporated herein, to the Actual Knowledge of Seller, Seller has not received written notice of any existing, pending, or threatened investigation, inquiry or proceeding by any governmental authority or any other entity or person or to any remedial obligations under any Environmental Law, as defined herein.

(xiv)        To the Actual Knowledge of Sellers all of Sellers’ insurance policies are in full force and effect, all premiums for such policies were paid when due and all future premiums for such policies (and any replacements thereof) shall be paid by Sellers on or before the due date therefore.  Until the Closing, Seller shall pay the premiums on, and shall not cancel or voluntarily allow to expire, any of Seller’s insurance policies unless such policy is replaced, without any lapse of coverage, by another policy or policies providing coverage at least as extensive as the policy or policies being replaced.  To the extent permitted under such policy, Seller agrees to assign on a non-exclusive basis to Purchaser at Closing such of Seller’s current policies as Purchaser may request in writing and will use commercially reasonable efforts to cause Purchaser to be named as an additional insured under each of such policies on or before the expiration of the Due Diligence Period.  At Closing, Seller shall, provided that Purchaser has been named as an additional insured on such policies, provide Purchaser with a Certificate of Insurance on Acord Form 25 or Form 27, as applicable, as evidence that Purchaser has been named as an additional insured under each such policy and with evidence reasonably satisfactory to Purchaser that each such policy has been assigned to Purchaser.  In the event of such an assignment, the premiums on any of such policies that Purchaser elects to have assigned to it shall be prorated between Seller and Purchaser as of the Proration Date.

(xv)         To the Actual Knowledge of Seller and except as disclosed in the Documents, there are no labor disputes pending or overtly threatened in writing concerning the operation or maintenance of any of the Properties.  Sellers are not a party to any union or other collective bargaining agreement with employees employed in connection with the ownership, operation or maintenance of any of the Properties.

(xvi)        No act of bankruptcy, voluntary or involuntary has occurred with respect to Seller or any of its affiliates.

(xvii)       Neither Seller, nor to Seller’s Actual Knowledge, any member, partner or shareholder of Seller, nor, to Seller’s actual knowledge, any person or entity with actual authority to direct the actions of any member, partner or shareholder of Seller, nor, to Seller’s actual knowledge, any other person or entity holding any legal or beneficial interest whatsoever in Seller, (a) are named on any list of persons, entities and governments issued by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) pursuant to Executive Order 13224 — Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism (“Executive Order 13224”), as in effect on the Effective Date, or any similar list known to Seller or publicly issued by OFAC or any other department or agency of the United States of America (collectively, the “OFAC Lists”), (b) are included in, owned by, controlled by, knowingly acting for or on behalf of, knowingly providing assistance, support, sponsorship, or services of any kind to, or otherwise knowingly associated with any of the persons, entities or governments referred to or described in the OFAC Lists, or (c) has knowingly conducted business with or knowingly engaged in any transaction with any of the persons, entities or governments named on any of the OFAC Lists or any of the persons, entities or governments  included in, owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or, to Seller’s knowledge, otherwise associated with any of the persons, entities or governments  referred to or described in the OFAC Lists.

B.            As used in this Section 17, the term “Actual Knowledge” (or words of similar import) shall, when used with respect to any Seller, mean the present, current, actual, conscious (and not constructive, imputed or implied) knowledge of H. James Knuppe, Barbara Knuppe or Michael J. Knuppe, without having made independent inquiry.  No such person shall have any personal liability or obligation whatsoever with respect to any of the matters set forth in this Agreement and any other documents, agreements or instruments related thereto or any of the representations made by Seller being or becoming untrue, inaccurate or incomplete in any respect and Purchaser shall look solely to the assets of the Seller entity with respect to a breach of a representation and warranty hereunder as to any Seller or Property.  Under no circumstances whatsoever shall information possessed by or known to any person or entity (including any of Sellers’ consultants, agents or advisors or their respective employees or representatives, or another Seller), other than H. James Knuppe, Barbara Knuppe, or Michael J. Knuppe, be imputed or attributed to any Seller.

C.            All representations, warranties and covenants of each Seller contained in this Agreement shall survive the Closing and shall inure to the benefit of Purchaser and its legal representatives, heirs, successors or assigns for a period of six (6) months after the Closing of the applicable Property and shall automatically expire unless Purchaser prior thereto has given such Seller written notice of any alleged breach and Purchaser commences and serves an action against Seller within ninety (90) days after Purchaser gives such notice to Seller (and, in the event any such suit is timely commenced by Purchaser and served against Seller, shall survive thereafter only insofar as the subject matter of the alleged breach specified in such suit is concerned).  If notice is not timely given and suit is not timely commenced and served by Purchaser, Seller’s representations and warranties shall thereafter be void and no force or effect as to such Property.

D.            Notwithstanding anything to the contrary contained in this Agreement, no Seller shall have any liability, obligation or responsibility of any kind to Purchaser or any party claiming by, under or through Purchaser with respect to any of the representations and warranties contained in Section 17 above if, prior to the Closing with respect to a Property, Purchaser obtains knowledge from any source (including the Documents) that any of the foregoing representations and warranties are untrue or incorrect with respect to such Property, and Purchaser nevertheless Closes Purchaser’s acquisition of such Property pursuant to this Agreement.  Purchaser further agrees to provide Sellers with written notice (a “Representation Notice”) promptly upon Purchaser’s learning that any representation or warranty of any Seller in this Agreement is untrue or incorrect or has been breached by such Seller.  In the event Purchaser gives one or more Representation Notices with respect to the warranties and representations of a Seller and such Seller fails to correct each inaccuracy or cure all such breaches of any representation or warranty, then Purchaser’s sole remedy in respect to a change in facts or circumstances which do not otherwise constitute a default of such Seller of such Property pursuant to this Agreement, shall be to elect, in Purchaser’s sole discretion, to (a) if such breach(es) relate(s) to one or more of the Properties, remove such Properties from the Properties being conveyed pursuant to this Agreement and receive a reduction in the Purchase Price in the amount of the Allocated Purchase Price of such Property or Properties, in which event no party hereto shall have any further obligation or liability to any other party hereto with respect to such Property or Properties except for those provisions of this Agreement which expressly survive the termination of this Agreement or (b) if such breach(es) relate to a Property or to Properties having, in the aggregate, an Allocated Purchase Price equal to or greater than $50,000,000.00, terminate this Agreement, in which event the undisbursed portion of the Earnest Money Deposit shall be returned to Purchaser within five (5) days of such termination and, following the return of such Earnest Money Deposit, no party hereto shall have any further obligation or liability to any other party hereto with respect to any Properties for which a Closing has not occurred except with respect to those provisions of this Agreement which expressly survive the termination of this Agreement.

18.          Purchaser’s Representations and Warranties.  Purchaser makes the following representations and warranties, each of which is material and is being relied upon by Sellers:

A.            Purchaser is a limited liability company, duly formed, validly existing and in good standing in the state of Delaware and, on or before the Closing, Purchaser, or Purchaser’s affiliated company taking title at Closing, will be qualified to do business in the state in which the Property is located.

B.            Purchaser has the full power and authority necessary to enter into, deliver and perform this Agreement, the other agreements contemplated hereby and any other documents or instruments to be executed and delivered by Purchaser at Closing.  The execution and delivery of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of Purchaser and will not, with or without the giving of notice, lapse of time or both, violate, conflict with, result in a breach of, or constitute a default under or give to others any right of termination or cancellation of, (1) the organizational documents, including the bylaws and charter, if any, of Purchaser, (2) any agreement, document, instrument or other undertaking to which Purchaser is a party or by which Purchaser, its interests or any of its assets or properties are bound, or (3) to Purchaser’s Actual Knowledge, any applicable law, or any judgment, writ, injunction, decree, statute, order, rule or regulation applicable to Purchaser or by which its interests or any of its assets or properties are bound..  This Agreement has been duly executed and delivered by Purchaser and constitutes a valid and legally binding obligation of Purchaser, enforceable against Purchaser in accordance with and subject to its respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors’ rights and general principles of equity.  The signatures on this Agreement for and on behalf of Purchaser are genuine, and the signatory for Purchaser has been duly authorized to execute the same on behalf of such Seller.

C.            Neither Purchaser, nor any member or manager of Purchaser, nor, to Purchaser’s Actual Knowledge, any person or entity with actual authority to direct the actions of any member or manager of Purchaser without the vote, consent, or approval of any other person, (i) are named on any list of persons, entities and governments issued by OFAC pursuant to Executive Order 13224, as in effect on the date hereof, or any OFAC Lists, (ii) are included in, owned by, controlled by, knowingly acting for or on behalf of, knowingly providing assistance, support, sponsorship, or services of any kind to, or otherwise knowingly associated with any of the persons, entities or governments referred to or described in the OFAC Lists, or (iii) has knowingly conducted business with or knowingly engaged in any transaction with any of the persons, entities or governments named on any of the OFAC Lists or any of the persons, entities or governments  included in, owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or, to Purchaser’s knowledge, otherwise associated with any of the persons, entities or governments  referred to or described in the OFAC Lists.

D.            Each and every one of the foregoing representations and warranties is true and correct as of the Effective Date and will be true and correct as of the Closing Date.

E.             As used in this Agreement, the term “Actual Knowledge” (or words of similar import) shall, when used with respect to Purchaser, mean the present, current, actual, conscious (and not constructive, imputed or implied) knowledge of Kenneth M. Woolley, Kent W. Christensen, Charles L. Allen, or David L. Rasmussen, without having made independent inquiry.  No such person shall have any personal liability or obligation whatsoever with respect to any of the matters set forth in this Agreement and any other documents, agreements or instruments related thereto or any of the representations made by Purchaser being or becoming untrue, inaccurate or incomplete in any respect and Sellers shall look solely to the assets of the Purchaser with respect to a breach of a representation and warranty hereunder as to Purchaser.  Under no circumstances whatsoever shall information possessed by or known to any person or entity (including any of Purchaser’s consultants, agents or advisors or their respective employees or representatives), other than Kenneth M. Woolley, Kent W. Christensen, Charles L. Allen, or David L. Rasmussen, be imputed or attributed to Purchaser.

F.             All representations, warranties and covenants of Purchaser contained in this Agreement shall survive the Closing and shall inure to the benefit of Sellers and their respective legal representatives, heirs, successors or assigns for a period of six (6) months after the last Closing of Purchaser’s acquisition of a Property under this Agreement and shall automatically expire unless Sellers prior thereto have given such Purchaser written notice of any alleged breach and Purchaser commence and serve an action against Purchaser within ninety (90) days after Sellers give such notice to Purchaser (and, in the event any such suit is timely commenced by Sellers and served against Purchaser, shall survive thereafter only insofar as the subject matter of the alleged breach specified in such suit is concerned).  If notice is not timely given and suit is not timely commenced and served by Sellers, Purchaser’s representations and warranties shall thereafter be void and no force or effect as to such Property.

19.          Indemnification.

A.            Subject to the limitations contained in Sections 17, 20 and 23, each Seller agrees to indemnify, defend and hold harmless Purchaser and its nominees, successors, assigns, officers, directors, members, managers, partners, agents, and employees from and against any and all liabilities, claims, causes of action, penalties, costs and expenses, of any kind or nature whatsoever, to the extent arising out of, resulting from, relating to, or incident to a breach of the express representations and warranties of such Seller.

B.            Each Seller agrees to indemnify, defend and hold Purchaser harmless from and against any and all claims, costs, penalties, damages, losses, liabilities and expenses, including attorneys’ fees, related to or arising from any claim related to the transactions contemplated herein by any person holding a direct or indirect interest in Seller, including but not limited to any claim for the breach of any fiduciary duty or the terms, conditions, representations and warranties of this Agreement generally.

C.            Subject to the provisions of Section 17 above, Purchaser agrees to indemnify, defend and hold harmless Sellers and Sellers’ respective nominees, successors, assigns, officers, directors, members, managers, partners, agents, and employees from and against any and all liabilities, claims, causes of action, penalties, costs and expenses, of any kind or nature whatsoever, arising out of, resulting from, relating to, or incident to (i) Purchaser’s ownership or use of the Properties after the Closing Date, (ii) the Designated Contracts, (iii) the Leases, or (iv) the Ground Leases.

D.            The provisions of this Section 19 shall survive the Closing.

20.          Purchase “As-Is”.

A.            NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT TO THE CONTRARY, EXCEPT FOR THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY A SELLER IN SECTION 17 ABOVE OR OTHERWISE EXPRESSLY MADE BY A SELLER IN THIS AGREEMENT OR BY A SELLER IN THE DOCUMENTS OR INSTRUMENTS DELIVERED BY SUCH SELLER AT THE CLOSING, IF ANY, IT IS UNDERSTOOD AND AGREED THAT NEITHER SUCH SELLER NOR ANY OF ITS AGENTS, EMPLOYEES OR CONTRACTORS HAS MADE, AND IS NOT NOW MAKING, AND PURCHASER HAS NOT RELIED UPON AND WILL NOT RELY UPON (DIRECTLY OR INDIRECTLY), ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, ORAL OR WRITTEN WITH RESPECT TO THE PROPERTIES, INCLUDING WARRANTIES OR REPRESENTATIONS AS TO (I) MATTERS OF TITLE, (II) ENVIRONMENTAL MATTERS RELATING TO ANY OF THE PROPERTIES OR ANY PORTION THEREOF, (III) GEOLOGICAL CONDITIONS, (IV) FLOODING OR DRAINAGE, (V) SOIL CONDITIONS, (VI) THE AVAILABILITY OF ANY UTILITIES TO ANY OF THE PROPERTIES, (VII) USAGES OF ADJOINING PROPERTY, (VIII) ACCESS TO ANY OF THE PROPERTIES OR ANY PORTION THEREOF, (IX) THE VALUE, COMPLIANCE WITH THE PLANS AND SPECIFICATIONS, SIZE, LOCATION, AGE, USE, DESIGN, QUALITY, DESCRIPTIONS, SUITABILITY, SEISMIC OR OTHER STRUCTURAL INTEGRITY, OPERATION, TITLE TO, OR PHYSICAL OR FINANCIAL CONDITION OF THE IMPROVEMENTS OR ANY OTHER PORTION OF ANY OF THE PROPERTIES, (X) ANY INCOME, EXPENSES, CHARGES, LIENS, ENCUMBRANCES, RIGHTS OR CLAIMS ON OR AFFECTING OR PERTAINING TO ANY OF THE PROPERTIES OR ANY PART THEREOF, (XI) THE PRESENCE OF HAZARDOUS SUBSTANCES (HEREINBELOW DEFINED) IN OR ON, UNDER OR IN THE VICINITY OF ANY OF THE PROPERTIES, (XII) THE CONDITION OR USE OF ANY OF THE PROPERTIES OR COMPLIANCE OF ANY OF THE PROPERTIES WITH ANY OR ALL PAST, PRESENT OR FUTURE FEDERAL, STATE OR LOCAL ORDINANCES, RULES, REGULATIONS OR LAWS, BUILDING, FIRE OR ZONING ORDINANCES, CODES OR OTHER SIMILAR LAWS, (XIII) THE EXISTENCE OR NON-EXISTENCE OF UNDERGROUND STORAGE TANKS, (XIV) THE POTENTIAL FOR FURTHER DEVELOPMENT OF ANY OF THE PROPERTIES, (XV) ZONING, OR THE EXISTENCE OF VESTED LAND USE, ZONING OR BUILDING ENTITLEMENTS AFFECTING ANY OF THE PROPERTIES, (XVI) THE MERCHANTABILITY OF ANY OF THE PROPERTIES OR FITNESS OF ANY OF THE PROPERTIES FOR ANY PARTICULAR PURPOSE, (XVII) TAX CONSEQUENCES (INCLUDING THE AMOUNT, USE OR PROVISIONS RELATING TO ANY TAX CREDITS), (XVIII) MARKETPLACE CONDITIONS SUCH AS SELF STORAGE SATURATION, (XIX) OCCUPANCY LEVELS, OR (XX) CURRENT INCOME STREAMS. PURCHASER FURTHER ACKNOWLEDGES THAT, EXCEPT FOR THOSE REPRESENTATIONS AND WARRANTIES

EXPRESSLY MADE BY A SELLER IN SECTION 17 ABOVE OR OTHERWISE EXPRESSLY MADE BY A SELLER IN THIS AGREEMENT OR BY A SELLER IN THE DOCUMENTS OR INSTRUMENTS DELIVERED BY SUCH SELLER AT THE CLOSING, ANY INFORMATION OF ANY TYPE WHICH PURCHASER HAS RECEIVED OR MAY RECEIVE FROM SELLER OR ITS AGENTS, EMPLOYEES OR CONTRACTORS, INCLUDING ANY ENVIRONMENTAL REPORTS AND SURVEYS, IS FURNISHED ON THE EXPRESS CONDITION THAT PURCHASER SHALL NOT RELY THEREON, ALL SUCH INFORMATION BEING FURNISHED WITHOUT ANY REPRESENTATION OR WARRANTY WHATSOEVER.

B.            PURCHASER REPRESENTS AND WARRANTS THAT PURCHASER IS A KNOWLEDGEABLE, EXPERIENCED AND SOPHISTICATED PURCHASER OF REAL ESTATE AND THAT PURCHASER HAS RELIED AND SHALL RELY SOLELY ON (I) PURCHASER’S OWN EXPERTISE AND THAT OF PURCHASER’S CONSULTANTS IN PURCHASING THE PROPERTIES, (II) PURCHASER’S OWN KNOWLEDGE OF THE PROPERTIES BASED ON PURCHASER’S INVESTIGATIONS AND INSPECTIONS OF THE PROPERTIES AND (III) THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY A SELLER IN SECTION 17 ABOVE OR OTHERWISE EXPRESSLY MADE BY A SELLER IN THIS AGREEMENT OR BY A SELLER IN THE DOCUMENTS OR INSTRUMENTS DELIVERED BY SUCH SELLER AT THE CLOSING.  EXCEPT FOR THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY A SELLER IN SECTION 17 ABOVE OR OTHERWISE EXPRESSLY MADE BY A SELLER IN THIS AGREEMENT OR BY A SELLER IN THE DOCUMENTS OR INSTRUMENTS DELIVERED BY SUCH SELLER AT THE CLOSING: (W) PURCHASER HAS CONDUCTED SUCH INSPECTIONS AND INVESTIGATIONS OF THE PROPERTIES AS PURCHASER DEEMS NECESSARY, INCLUDING THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AND SHALL RELY UPON THE SAME, (X) UPON CLOSING, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER’S INSPECTIONS AND INVESTIGATIONS, (Y) PURCHASER ACKNOWLEDGES AND AGREES THAT UPON CLOSING, EACH SELLER SHALL SELL AND CONVEY TO PURCHASER AND PURCHASER SHALL ACCEPT SUCH SELLER’S PROPERTY “AS IS, WHERE IS,” WITH ALL FAULTS AND DEFECTS (LATENT AND APPARENT), AND (Z).  PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT THERE ARE NO ORAL AGREEMENTS, WARRANTIES OR REPRESENTATIONS WITH RESPECT TO THE PROPERTY MADE BY SELLER, OR ANY AGENT, EMPLOYEE OR CONTRACTOR OF SELLER.

C.            PURCHASER ACKNOWLEDGES AND AGREES SELLER WOULD NOT HAVE AGREED TO SELL THE PROPERTY TO PURCHASER WITHOUT THE DISCLAIMERS AND OTHER AGREEMENTS SET FORTH HEREIN. PURCHASER ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS THE NATURE OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT, AS LIMITED BY THE WAIVERS AND DISCLAIMERS CONTAINED IN THIS AGREEMENT.  PURCHASER HAS FULLY REVIEWED THE DISCLAIMERS AND WAIVERS SET FORTH IN THIS AGREEMENT WITH PURCHASER’S COUNSEL AND UNDERSTANDS THE SIGNIFICANCE AND EFFECT THEREOF.

D.            THE TERMS AND CONDITIONS OF SECTIONS 20.A, 20.B, AND 20.C SHALL EXPRESSLY SURVIVE THE CLOSING, NOT MERGE WITH THE PROVISIONS OF THE DEED OR ANY OTHER CLOSING DOCUMENTS.

KMW
PURCHASER’S INITIALS

E.             Except with respect to any representations, warranties and indemnities expressly set forth in this Agreement and except with respect to any representations, warranties, indemnities, covenants or agreements set forth in any document or instrument delivered by a Seller at Closing, and except as otherwise expressly provided in this Section, as to each Seller and the Property owned by such Seller, subject only to Section 23.D, below and those obligations of such Seller hereunder which this Agreement specifically provides shall survive the Closing, Purchaser and anyone claiming by, through or under Purchaser hereby waives its right to recover from and fully and irrevocably releases each Seller and such Seller’s partners, members, employees, officers, directors, parent, subsidiaries, successors and assigns (the “Released Parties”) from any and all claims, responsibility and/or liability that Purchaser may now have or hereafter acquire against any of the Released Parties for any costs, loss, liability, damage, expenses, demand, action or cause of action arising from or related to (a) the condition (including any construction defects, errors, omissions or other conditions, latent or otherwise), valuation, salability or utility of any of the Properties, or its suitability for any purpose whatsoever, (b) any other claims under Environmental Laws, and (c) any information furnished by the Released Parties under or in connection with this Agreement.  This release includes claims of which Purchaser is presently unaware or which Purchaser does not presently suspect to exist which, if known by Purchaser, would materially affect Purchaser’s release of the Released Parties.  Purchaser specifically waives the provision of any statute or principle of law, which provides otherwise including, with respect to those Properties in California, California Civil Code 1542 which provides in pertinent part:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

Purchaser:	KMW

In this connection and to the extent permitted by law, Purchaser agrees, represents and warrants that Purchaser realizes and acknowledges that factual matters now unknown to Purchaser may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and Purchaser further agrees, represents and warrants that the waivers and releases herein have been negotiated and agreed upon in light of that realization and that Purchaser nevertheless hereby intends to release, discharge and acquit Seller from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses.

F.             As used herein, (a) “Environmental Laws” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.), as amended, or the Resource Conservation and Recovery Act (42 U.S.C. Section 6902 et seq.), as amended, or any other federal, state or local law, ordinance, rule or regulation relating to Hazardous Substances and applicable to the Property (but specifically excluding any principles of common law or common law theories); and (b) “Hazardous Substances” means any hazardous, toxic or dangerous waste, substance or material, any pollutant or contaminant, or any substance or organism which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous, or any substance which contains gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenyls (PCBs), radon gas, urea formaldehyde or asbestos.

G.            As to each Property, the foregoing provisions of this Section 20, including the waivers and releases by Purchaser, shall survive the Closing and the recordation of the Deed, and shall not be deemed merged into the Deed or other documents and instruments delivered at Closing.

21.          Rights of First Refusal.  Affiliates of Sellers own and operate two additional self storage facilities commonly referred to as the “Moraga Rent-A-Space” facility and the “Lahaina Rent-A-Space” facility (hereinafter collectively the “ROR Facilities”).  Sellers agree that concurrently with the Closing, Sellers’ shall cause the owners of the ROR Facilities to grant Purchaser, for a period of two (2) years from the first Closing, a right of first refusal to purchase each of the ROR Facilities by a Grant of Right of First Refusal, which shall be in a form of Exhibit “K” and executed and recorded at Closing.  The Grant of Right of First Refusal shall provide, among other things, that if the owner of an ROR Facility (the “ROR Owner”) receives a bona fide third party offer to purchase the ROR Facility (the “ROR Offer”) that the ROR Owner is prepared to accept, then Purchaser shall have a period of time not to exceed ten (10) business days in which to agree, in writing, to the terms and conditions of the ROR Offer.  Purchaser’s failure to exercise its right of first refusal within such ten (10) business day period shall constitute Purchaser’s election not to acquire the applicable ROR Facility in accordance with the terms of such ROR Offer and, thereafter, the right of first refusal shall terminate with respect to such ROR Offer and the ROR Owner shall be entitled to sell the ROR Offer in accordance with the provisions of such ROR Offer free and clear of any such right of first refusal.  Purchaser agrees to promptly execute any and all commercially reasonable instruments and/or documents to confirm the expiration or earlier termination of the right of first refusal.  Notwithstanding anything to the contrary contained herein, the parties agree that the right of first refusal shall not apply to the transfer of any interest in any ROR Facility by an affiliate of Sellers or the immediate family of H. James Knuppe to any lineal descendant of H. James Knuppe; provided that the right of first refusal shall survive such transfer.  The right of first refusal granted to Purchaser shall be personal to Purchaser and shall not be assignable (except to an Affiliate of Purchaser) without the express prior written consent of Seller and the ROR Owners, which consent may be withheld in their sole and absolute discretion.

22.          Grant of License to Use Name “Rent-A-Space”.  Concurrently with the Closing, Sellers shall cause the holder of the rights to the names and/or marks “AAAAA” and “Rent-A-Space”, and combinations thereof, to license, on a non-exclusive basis, such names and/or marks to Purchaser for a period of time commencing on the Closing Date and expiring with respect to each Property on the second anniversary of the Closing Date for such Property.  Purchaser shall not be required to pay any additional consideration with respect to the grant of such license and such grant of license shall be in the form of Exhibit “L” attached hereto.

23.          Defaults.

A.            If any Seller hereunder fails to perform its obligations as Seller and such Seller fails to cure such default within five (5) business days after such Seller’s receipt of a written notice from Purchaser specifying such default, then Purchase shall elect, as Purchaser’s sole remedy, either: (a) specifically enforce this Agreement or seek injunctive relief, (b) if such breach or default relates to one or more Properties, remove such Property or Properties from the Properties being conveyed pursuant to this Agreement, receive a reduction in the Purchase Price in the amount of the Allocated Purchase Price of such Property and the payment to Purchaser of Purchaser’s Reimbursable Due Diligence Expenses (as hereinafter defined) allocable to such Properties, (c) if such breach or default relates to Properties having, in the aggregate, an Allocated Purchase Price equal to or greater than $50,000,000.00, terminate this Agreement and receive an immediate refund of the Earnest Money Deposit from Escrow Agent.  The foregoing remedies are Purchaser’s sole and exclusive remedies with respect to Seller’s default, and Purchaser waives any and all other remedies as may be available at law or in equity in connection with Seller’s default.

B.            IN THE EVENT THE CLOSING AND THE CONSUMMATION OF THE TRANSACTION CONTEMPLATED HEREIN DO NOT OCCUR AS PROVIDED HEREIN BY REASON OF ANY BREACH OF PURCHASER WHICH IS NOT CURED WITHIN FIVE (5) DAYS AFTER WRITTEN NOTICE OF SUCH BREACH IS GIVEN TO PURCHASER BY SELLERS, PURCHASER AND SELLER AGREE THAT IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO

ESTIMATE THE DAMAGES WHICH SELLER MAY SUFFER AS A RESULT THEREOF.  THEREFORE, PURCHASER AND SELLER DO HEREBY AGREE THAT A REASONABLE ESTIMATE OF THE TOTAL NET DETRIMENT THAT SELLER WOULD SUFFER IN THE EVENT THAT PURCHASER BREACHES THIS AGREEMENT AND FAILS TO COMPLETE THE PURCHASE OF EACH SITE IS AND SHALL BE, AS SELLER’S SOLE AND EXCLUSIVE REMEDY THE RIGHT TO TERMINATE THIS AGREEMENT AND TO RETAIN THE UNDISBURSED PORTION OF THE EARNEST MONEY DEPOSIT AS LIQUIDATED DAMAGES, AND FOLLOWING SUCH TERMINATION NO PARTY HERETO SHALL HAVE ANY FURTHER OBLIGATION OR LIABILITY TO ANY OTHER PARTY HERETO EXCEPT WITH RESPECT TO THOSE PROVISIONS OF THIS AGREEMENT WHICH EXPRESSLY SURVIVE THE TERMINATION OF THIS AGREEMENT.  UPON ANY SUCH BREACH BY PURCHASER, UNLESS OTHERWISE SPECIFIED, THIS AGREEMENT SHALL BE TERMINATED WITH RESPECT TO EACH PROPERTY FOR WHICH A CLOSING HAS NOT OCCURRED AND NEITHER PARTY SHALL HAVE ANY FURTHER RIGHTS OR OBLIGATIONS HEREUNDER, EACH TO THE OTHER, EXCEPT FOR THE RIGHT OF SELLER TO RECEIVE THE UNDISBURSED PORTION OF THE EARNEST MONEY DEPOSIT FROM ESCROW AGENT AS AFORESAID AND RETAIN THE UNDISBURSED PORTION OF THE EARNEST MONEY DEPOSIT AS LIQUIDATED DAMAGES FROM PURCHASER AND THE OBLIGATION OF PURCHASER TO DELIVER TO SELLER THE DOCUMENTS PURSUANT TO SECTION 6.C, ABOVE; PROVIDED, HOWEVER, THAT THIS LIQUIDATED DAMAGES PROVISION SHALL NOT LIMIT SELLER’S RIGHT TO (A) RECEIVE REIMBURSEMENT FOR OR RECOVER DAMAGES IN CONNECTION WITH PURCHASER’S INDEMNITY OF SELLER AND/OR BREACH OF PURCHASER’S OBLIGATIONS PURSUANT TO SECTION 8.C, ABOVE, OR (B) INJUNCTIVE RELIEF DUE TO PURCHASER’S BREACH OF PURCHASER’S OBLIGATIONS UNDER SECTION 24 ABOVE.  THE PARTIES ACKNOWLEDGE THAT SUCH PAYMENT OF THE EARNEST MONEY DEPOSIT IS NOT INTENDED AS A FORFEITURE OR PENALTY, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER.

INTIALS:

MJK	KMW
AAAAA RENT-A-SPACE, ALAMEDA, LTD., LIMITED PARTNERSHIP, a California limited Partnership	EXTRA SPACE STORAGE LLC

MJK
AAAAA RENT-A-SPACE, ALAMEDA II, LTD., LIMITED PARTNERSHIP, a California limited Partnership

MJK
AAAAA RENT-A-SPACE, BERKELEY I, LTD., LIMITED PARTNERSHIP, a California limited Partnership

MJK
AAAAA RENT-A-SPACE, BERKELEY II, LTD., LIMITED PARTNERSHIP, a California limited Partnership

MJK
AAAAA RENT-A-SPACE-CASTRO VALLEY, LTD. LIMITED PARTNERSHIP, a California limited partnership

MJK
AAAAA RENT-A-SPACE — COLMA, LTD., LIMITED PARTNERSHIP, a California limited Partnership

MJK
AAAAA RENT-A-SPACE, HAYWARD, LTD., LIMITED PARTNERSHIP, a California limited Partnership

MJK
AAAAA RENT-A-SPACE — MAUI, A LIMITED PARTNERSHIP, a Hawaii limited Partnership

MJK
AAAAA RENT-A-SPACE, SAN LEADRO, LTD.,LIMITED PARTNERSHIP, a California limited partnership

MJK
AAAAA RENT-A-SPACE, SAN PABLO, LTD., LIMITED PARTNERSHIP, a California limited Partnership

MJK
AAAAA RENT-A-SPACE — VALLEJO, LTD., LIMITED PARTNERSHIP, a California limited Partnership

C.            Notwithstanding anything to the contrary contained in this Agreement, if the Closing is consummated, as to Purchaser and each Seller hereunder, as to each Property, no party shall have any liability to another party following the Closing of such Property with respect to any breaches of representations, warranties or covenants under this Agreement (other than the covenants and obligations contained in Section 11.E and Section 11.F unless and until the aggregate amount of the actual general and compensatory damages suffered by the non-defaulting party by reason of any such breach of representations, warranties or covenants exceeds the sum of Ten Thousand Dollars ($10,000.00) for such Property (in which event the defaulting party shall be responsible from the first dollar). Unless and until the amount of the actual damages suffered or incurred by the non-defaulting party by reason of any such breach of representations, warranties or covenants exceeds in the aggregate, the sum of Ten Thousand Dollars ($10,000.00) for such Property, the non-defaulting party shall not be entitled to file an action or lawsuit or undertake any other legal proceeding against the defaulting party by reason of such breach of representations, warranties or covenants.  The covenants and the obligations of the parties contained in Section 11.F and Section 11.F shall be excluded from the application of this Section.  The provisions of this Section shall survive the Closing and the recordation of the Deed, and shall not be deemed merged into the Deed or other documents or instruments delivered at Closing.

D.            The obligations and liabilities of each Seller under this Agreement are and shall be separate from the obligations and liabilities of each other Seller.  Furthermore, as to each Property and the Seller of such Property, such Seller’s total liability with respect to a breach of any representations, warranties or other obligations of such Seller contained in this Agreement or in any document or instrument executed and delivered at Closing (including any indemnity obligations in this Agreement or in any such document or instrument) shall be limited to an amount equal to two and one-half percent (2 ½%) of the Allocated Purchase Price for such Property.  It is expressly understood and agreed that in no event shall any of the direct or indirect partners, shareholders, owners, affiliates, officers, directors, employees or agents of each Seller or any affiliate or controlling person thereof, have any liability for any claim, cause of action or other liability arising out of or relating to this Agreement whether based on contract, common law, statute, equity or otherwise.  In no event shall a Seller be liable to Purchaser for consequential, indirect or punitive damages.  The foregoing limitations on liability shall survive the Closing or any earlier termination of this Agreement and shall not diminish or otherwise affect Purchaser’s waivers and releases in Section 20 of this Agreement.

24.          Confidentiality.

A.            Purchaser agrees that, prior to the Closing, all documents and information obtained from Sellers or Sellers’ representatives pursuant to this Agreement including, without limitation, the Documents, shall be kept confidential as provided in this Section 24.A.  Prior to the Closing, the property information received from Sellers shall not be disclosed by Purchaser or its representatives, in any manner whatsoever, in whole or in part, except (1) with the prior written consent of Sellers (which consent may be withheld in Sellers’ sole and absolute discretion), (2) to the extent that such document or information is publicly available, (3) to Purchaser’s representatives who need to know the property information for the purpose of evaluating the Properties and who are informed by the Purchaser of the confidential nature of the property information; (4) as may be necessary for Purchaser or Purchaser’s representatives to comply with applicable laws, including, without limitation, governmental regulatory, disclosure, tax and reporting requirements, to comply with other requirements of regulatory and supervisory authorities and self-regulatory organizations having jurisdiction over Purchaser or Purchaser’s representatives; or to comply with regulatory or judicial processes; or (5) as may be necessary in order to assume the Third Party Loans.  In permitting Purchaser and its representatives to review the Documents to assist Purchaser, Seller has not waived any privilege or claim of confidentiality with respect thereto, and no third party benefits or relationships of any kind, either expressed or implied, have been offered, intended or created by Seller and any such claims are expressly rejected by Seller and waived by Purchaser.  The provisions of this Section 24.A shall survive the Closing but shall, notwithstanding any other provision of this Agreement, survive any termination of this Agreement.

B.            Sellers and Purchaser agree that the existence and terms of this Agreement shall be kept confidential as provided in this Agreement.  The identity of Purchaser and Seller, the existence of this Agreement and the terms of this Agreement shall be kept confidential and shall not be disclosed by Sellers, Purchasers or their respective representatives, in any manner whatsoever, in whole or in part, except (1) with the prior written consent of the non-disclosing party (which consent may be withheld in the non-disclosing party’s or parties’ sole and absolute discretion), (2) to the extent that such document or information is publicly available, or (3) as may be necessary for Sellers, Purchaser’s or any of their respective representatives to comply with applicable laws, including, without limitation, governmental regulatory, disclosure, tax and reporting requirements, to comply with other requirements of regulatory and supervisory authorities and self-regulatory organizations having jurisdiction over any Seller or such Seller’s representatives; or to comply with regulatory or judicial processes.  Furthermore, except as expressly permitted pursuant to the provisions of subparts (2) or (3) of this Section 24.B, under no circumstances shall Purchaser use the name “Knuppe” or disclose the name “Knuppe” without the express prior written consent of Sellers (which consent may be withheld in Sellers’ sole and absolute discretion).  Purchaser shall give Sellers advance written notice of Purchaser’s use of the name “Knuppe” in accordance with the provision of this Section 24.B, which notice shall include a reference to the applicable laws which require such disclosure.  Sellers hereby disclose to Purchaser that Seller may have inadvertently disclosed the nature of this Agreement to the property manager(s) of the Hayward Property.  Purchaser expressly acknowledges and agrees that the foregoing limited inadvertent disclosure shall not be deemed a default hereof.

25.          Payment of Commissions.    Each party hereto represents and warrants that it has employed no brokers or real estate agencies in the creation of or the negotiations relating to this Agreement, and each party shall indemnify, defend and hold harmless the other party by reason of any breach of such party of its warranty and representation under this section.  The provisions of this section shall survive Closing.

26.          Agreement Not to Compete.  Intentionally Deleted.

27.          Successors and Assigns.   Subject to the restrictions on assignment set forth below, this Agreement shall be binding upon and inure to the benefit of Sellers and Purchaser and their respective estates, personal representatives, heirs, devisees, legatees, successors and permitted assigns.  Purchaser may not assign any of its rights and/or delegate any of its obligations under this Agreement without first obtaining the prior written consent of the Sellers, which consent may be withheld by Sellers in their sole and absolute discretion, provided that Sellers’ consent shall not be required for an assignment to an “affiliated” company (as defined hereafter).  Any assignee as may be consented to by Sellers or which is permitted under this Section shall expressly assume in writing all obligations of Purchaser under this Agreement and shall further acknowledge and agree in writing to be bound by all of the provisions of this Agreement as if the assignee had originally executed this Agreement as purchaser.  Notwithstanding any assignment as may be consented to by Sellers or which is permitted under this Section, the named purchaser hereunder shall not be released, and shall remain liable for, all obligations of the party which is the Purchaser under this Agreement.  An “affiliated” company shall mean an entity that controls, is controlled by, or is under common control with the Purchaser.

28.          Notices.  Any notice, approval, waiver, objection or other communication required or permitted to be given hereunder or given in regard to this Agreement by one party to the other shall be in writing and the same shall be deemed to have been served and received (a) if hand delivered, when delivered in person to the address set forth hereinafter for the party to whom notice is given; (b) if by overnight delivery when received by the other party; or (c) if by facsimile, when received by the other party at the number hereinafter specified as evidenced by the confirmation receipt of the Sender; provided, however, that if such facsimile is received after 5:00 p.m. Pacific Time, such notice shall be deemed received on the next business  day.  Any party may change its address for notices by notice theretofore given in accordance with this section:

If to Sellers:	AAAAA Rent-A-Space Attn: Dr. H. James Knuppe 4545 Crow Canyon Place Castro Valley, CA 94552 Tel. (510) 727-1800 x 311 Fax. (510) 727-0185 Email. Knuppe@aol.com

With a Copy to:	Miller, Starr & Regalia A ttn: Eugene Miller & Hans Lapping 1331 N. California Blvd., 5th Flr. Walnut Creek, CA 94596 Tel. (925) 935-9400 Fax. (925) 933-4126 Email. ehm@msandr.com & hl@msandr.com

If to Purchaser:	Extra Space Storage LLC Attn: David L. Rasmussen 2795 E. Cottonwood Parkway, #400 Salt Lake City, UT 84121 Tel. 801-365-4473 Fax 801-365-4947 Email: drasmussen@extraspace.com

With a Copy to:	Steven E. Tyler Holland & Hart LLP 60 East South Temple, Suite 2000 Salt Lake City, Utah 84111 Tel. 801-595-7800 Fax 801-364-9124 Email: setyler@hollandhart.com

29.          Timing.  If any date herein (except the Proration Date) shall fall on a Saturday, Sunday, Monday or national or state holiday (“Non-business Day”), the date shall automatically be advanced to the first Tuesday thereafter; but if that day is a Non-business Day, then the date shall be the next business day.

30.          Further Assurances.  From time to time, at either party’s reasonable request, whether on or after Closing, and without further consideration, the other party shall execute and deliver any further commercially reasonable instruments of conveyance and take such other commercially reasonable actions as the requesting party may reasonably require to complete the transfer of the Properties to Purchaser.

31.          Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery of the executed Agreement may be accomplished by facsimile transmission, and if so, the facsimile copy shall be deemed an executed original counterpart of the Agreement.  All executed counterparts together shall constitute one and the same document, and any signature pages, including facsimile copies thereof, may be assembled to form a single original document.

32.          Attorney’s Fees.  Each party shall bear its own attorneys’ fees in connection with the preparation and negotiation of this Agreement and any controversy, claim or dispute between or among the parties.

33.          Time of Essence.  Time is of the essence of this Agreement.

34.          Survival.  All provisions that expressly survive the Closing or termination of this Agreement shall survive.

35.          Governing Law.  This Agreement and all transactions contemplated hereby shall be governed by, construed and enforced in accordance with the laws of the State of California with the exception of issues of title to each Property which will be construed in accordance with the laws of the State in which a particular Property is located.  The parties agree that this Agreement has been made in Castro Valley, California and that exclusive jurisdiction for matters arising under this Agreement shall be in the State courts in Alameda County, California.  Each party, by signing this Agreement, irrevocably consents to and shall submit to such jurisdiction.

36.          Entire Agreement and Amendments.  This Agreement, together with all exhibits attached hereto or referred to herein, contain all representations and the entire understanding between the parties hereto with respect to the subject matter hereof.  Any prior correspondence, memoranda or agreements are replaced in total by this Agreement and exhibits hereto.  This Agreement may only be modified or amended upon the written consent of both parties.

37.          No Recordation.  There shall be no recordation of either this Agreement or any memorandum hereof or any affidavit pertaining hereto, and any such recordation of this Agreement or memorandum hereof or affidavit pertaining hereto by any party hereunder shall constitute a material default hereunder by such party, and non-defaulting shall have all rights and remedies expressly available to such party hereunder.

38.          Severability.  If any provision of this Agreement or application to any party or circumstance shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances, other than those as to which it is so determined invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

39.          Participation in Drafting.  The language of this Agreement shall be in all cases construed simply according to its fair meaning and not strictly for or against any of the parties hereto.  Sellers and Purchaser each acknowledge that they participated equally in the drafting of this Agreement and, accordingly, no court construing this Agreement shall construe it more stringently against one party than any other.

40.          Exhibits and Schedules.  Exhibit “A” through Exhibit “L”, inclusive, and Schedule 17.A(xiii) are hereby incorporated herein.

41.          Seller’s Access to Records.  For a period of four (4) years subsequent to the Closing Date, Purchaser agrees to reasonably cooperate with Sellers and Sellers’ agents, employees and representatives in the event of Sellers’ need to respond to any legal requirement, including any tax audit, by allowing Sellers and Sellers’ agents, employees and representatives access, upon reasonable advance written notice (which notice shall identify the nature of the information sought by Sellers), at all reasonable times during business hours to examine and make copies of any and all files and records delivered by Sellers to Purchaser.  The provisions of this Section shall survive the Closing and the recordation of the Deed for a period of four (4) years and shall not merge into the Deed and the other documents and instruments delivered at Closing.

42.          1031 Exchange.  Purchaser and/or Sellers may desire to effectuate a like-kind exchange pursuant to Section 1031 of the Internal Revenue Code (the “Code”) in connection with this purchase or sale of the Properties.  Purchaser and Sellers (as applicable, the “Cooperating Party”) agree to use reasonable efforts to accommodate the other (as applicable, the “Electing Party”) in effectuating a like-kind exchange pursuant to Section 1031 of the Code in connection with the sale of any Property; provided however, that (a) such exchange does not directly or indirectly reduce the Purchase Price, (b) such exchange will not delay or otherwise adversely affect any Closing, (c) there is no additional unreimbursed loss, cost, damage, tax, expense or adverse consequence incurred by the Cooperating Party resulting from, or in connection with, such exchange, (d) the Electing Party indemnifies, defends, and hold harmless the Cooperating Party of, from and against any such loss, cost, damage, tax, expense or adverse consequence (including reasonable attorneys’

fees), (e) all documents to be executed by the Cooperating Party in connection with such exchange shall be subject to the approval of the Cooperating Party, which approval shall not be unreasonably withheld provided that the Electing Party has otherwise fully complied with the terms and provisions of this Section, and shall expressly state, without qualification, that the Cooperating Party (x) is acting solely as an accommodating party to such exchange, (y) shall have no liability with respect thereto, and (z) is making no representation or warranty that the transactions qualify as a tax-free exchange under Section 1031 of the Code or any applicable state or local laws, (f) in no event shall the Cooperating Party be obligated to acquire any property or otherwise be obligated to take title, or appear in the records of title, to any property in connection with such exchange, and (g) the Electing Party shall pay all of the costs and expenses (including, without limitation, reasonable legal fees and expenses) reasonably incurred by the Cooperating Party from and after the date of this Agreement in connection with the consideration and/or consummation of any such exchange.  The provisions of this Section shall survive the Closing or any termination of this Agreement.

[Signatures on Following Pages]

IN WITNESS WHEREOF, the parties have executed this Purchase and Sale Agreement.

SELLERS:

AAAAA RENT-A-SPACE, ALAMEDA, LTD., LIMITED PARTNERSHIP, a California limited partnership

By:	KN PRODUCTIONS - ALAMEDA, INC., a Nevada corporation, its general partner

	By:	/s/ Michael Knuppe
	Name:	Michael Knuppe
	Title:	President
	Date:	12-08-06

AAAAA RENT-A-SPACE, ALAMEDA II, LTD. LIMITED PARTNERSHIP, a California limited partnership

By:	KN PRODUCTIONS CO., INC., a California corporation, its general partner

	By:	/s/ Michael Knuppe
	Name:	Michael Knuppe
	Title:	President
	Date:	12-08-06

AAAAA RENT-A-SPACE, BERKELEY I, LTD., LIMITED PARTNERSHIP, a California limited partnership By:

By:	KN PRODUCTIONS CO., INC., a California corporation, its general partner

	By:	/s/ Michael Knuppe
	Name:	Michael Knuppe
	Title:	President
	Date:	12-08-06

AAAAA RENT-A-SPACE BERKELEY II, LTD., LIMITED PARTNERSHIP, a California limited partnership

By:	KN PRODUCTIONS CO., INC., a California corporation, its general partner

	By:	/s/ Michael Knuppe
	Name:	Michael Knuppe
	Title:	President
	Date:	12-08-06

AAAAA RENT-A-SPACE — CASTRO VALLEY, LTD. LIMITED PARTNERSHIP, a California limited partnership

By:	KN PRODUCTIONS CO., INC., a California corporation, its general partner

	By:	/s/ Michael Knuppe
	Name:	Michael Knuppe
	Title:	President
	Date:	12-08-06

AAAAA RENT-A-SPACE — COLMA, LTD. LIMITED PARTNERSHIP, a California limited partnership

By:	KN PRODUCTIONS - COLMA, INC., a Nevada corporation, its general partner

	By:	/s/ Michael Knuppe
	Name:	Michael Knuppe
	Title:	President
	Date:	12-08-06

AAAAA RENT-A-SPACE, HAYWARD, LTD., LIMITED PARTNERSHIP, a California limited partnership

By:	KN PRODUCTIONS - HAYWARD, INC., a Nevada corporation, its general partner

	By:	/s/ Michael Knuppe
	Name:	Michael Knuppe
	Title:	President
	Date:	12-08-06

AAAAA RENT-A-SPACE — MAUI, A LIMITED PARTNERSHIP, a Hawaiian limited partnership

By:	KN PRODUCTIONS CO., INC., a California corporation, its general partner

	By:	/s/ Michael Knuppe
	Name:	Michael Knuppe
	Title:	President
	Date:	12-08-06

AAAAA RENT-A-SPACE, SAN LEANDRO, LTD., LIMITED PARTNERSHIP, a California limited partnership

By:	KN PRODUCTIONS — SAN LEANDRO, INC., a Nevada corporation, its general partner

	By:	/s/ Michael Knuppe
	Name:	Michael Knuppe
	Title:	President
	Date:	12-08-06

AAAAA RENT-A-SPACE, SAN PABLO, LTD. LIMITED PARTNERSHIP, a California limited partnership

By:	KN PRODUCTIONS CO., INC., a California corporation, its general partner

	By:	/s/ Michael Knuppe
	Name:	Michael Knuppe
	Title:	President
	Date:	12-08-06

AAAAA RENT-A-SPACE — VALLEJO, LTD. LIMITED PARTNERSHIP, a California limited partnership

By:	KN PRODUCTIONS CO., INC., a California corporation, its general partner

	By:	/s/ Michael Knuppe
	Name:	Michael Knuppe
	Title:	President
	Date:	12-08-06

PURCHASER:

EXTRA SPACE STORAGE LLC

By:	/s/ Kenneth M. Wolley
Printed Name: Kenneth M. Wolley
Title:
Date:

The foregoing Agreement is approved this      day of December, 2006, by the following:

/s/ H. James Knuppe
H. James Knuppe

/s/ Barbara Knuppe
Barbara Knuppe